
                                                                     EXHIBIT 4.c

                                                                  EXECUTION COPY


                                US $2,000,000,000

                        5-YEAR REVOLVING CREDIT AGREEMENT
                          DATED AS OF NOVEMBER 5, 2004

                                      AMONG

                              MASCO CORPORATION AND
                             MASCO EUROPE S.A.R.L.,
                                  AS BORROWERS

                             THE BANKS PARTY HERETO

                                       AND

                                 CITIBANK, N.A.,
                              AS SYNDICATION AGENT

                      SUMITOMO MITSUI BANKING CORPORATION,
                             AS DOCUMENTATION AGENT

                                       AND

                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                             AS ADMINISTRATIVE AGENT

--------------------------------------------------------------------------------

                           J.P. MORGAN SECURITIES INC.
                          CITIGROUP GLOBAL MARKETS INC.
                   Joint Lead Arrangers and Joint Book Runners

--------------------------------------------------------------------------------

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                                TABLE OF CONTENTS

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ARTICLE I:  DEFINITIONS...............................................................................       1
    SECTION 1.01.   Definitions.......................................................................       1
    SECTION 1.02.   Accounting Terms and Determinations...............................................      14
    SECTION 1.03.   Types of Borrowings...............................................................      15

ARTICLE II:  THE CREDITS..............................................................................      15
    SECTION 2.01.   Borrowings; Swingline Loans.......................................................      15
    SECTION 2.02.   Notice of Borrowing...............................................................      18
    SECTION 2.03.   Notice to Banks; Funding of Loans.................................................      18
    SECTION 2.04.   Noteless Agreement; Evidence of Indebtedness......................................      20
    SECTION 2.05.   Maturity of Loans.................................................................      21
    SECTION 2.06.   Interest Rates....................................................................      21
    SECTION 2.07.   Facility Fees.....................................................................      22
    SECTION 2.08.   Optional Termination or Reduction of Commitments..................................      22
    SECTION 2.09.   Mandatory Termination of Commitments..............................................      23
    SECTION 2.10.   Prepayments.......................................................................      23
    SECTION 2.11.   General Provisions as to Payments.................................................      24
    SECTION 2.12.   Funding Losses....................................................................      25
    SECTION 2.13.   Computation of Interest and Fees..................................................      25
    SECTION 2.14.   Withholding Tax Exemption.........................................................      26
    SECTION 2.15.   Judgment Currency.................................................................      26
    SECTION 2.16.   Lending Installations.............................................................      27
    SECTION 2.17.   The Letter of Credit Facility.....................................................      27
    SECTION 2.18.   Increase of Aggregate Commitment..................................................      34

ARTICLE III:  CONDITIONS..............................................................................      36
    SECTION 3.01.   All Borrowings....................................................................      36
    SECTION 3.02.   Effectiveness of this Agreement...................................................      36

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES...........................................................      38
    SECTION 4.01.   Corporate Existence and Power.....................................................      38
    SECTION 4.02.   Corporate and Governmental Authorization; No Contravention; Filing; No Immunity...      38
    SECTION 4.03.   Binding Effect....................................................................      39
    SECTION 4.04.   Financial Information.............................................................      39
    SECTION 4.05.   Litigation........................................................................      40
    SECTION 4.06.   Compliance with ERISA.............................................................      40
    SECTION 4.07.   Environmental Matters.............................................................      40
    SECTION 4.08.   Taxes.............................................................................      40
    SECTION 4.09.   Not an Investment Company.........................................................      41
    SECTION 4.10.   Compliance with Laws..............................................................      41
    SECTION 4.11.   Foreign Employee Benefit Matters..................................................      41

ARTICLE V:  COVENANTS.................................................................................      41
    SECTION 5.01.   Information.......................................................................      41
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                               TABLE OF CONTENTS

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    SECTION 5.02.   Financial Covenants...............................................................      43
    SECTION 5.03.   Limitations on Subsidiary Debt....................................................      44
    SECTION 5.04.   Negative Pledge...................................................................      45
    SECTION 5.05.   Consolidations, Mergers and Sale of Assets........................................      46
    SECTION 5.06.   Compliance with Laws..............................................................      47
    SECTION 5.07.   Use of Proceeds...................................................................      47
    SECTION 5.08.   Insurance.........................................................................      47
    SECTION 5.09.   Inspection........................................................................      47

ARTICLE VI:  DEFAULTS.................................................................................      48
    SECTION 6.01.   Events of Default.................................................................      48
    SECTION 6.02.   Notice of Default.................................................................      50

ARTICLE VII:  THE AGENT...............................................................................      50
    SECTION 7.01.   Appointment and Authorization.....................................................      50
    SECTION 7.02.   Agent and Affiliates..............................................................      51
    SECTION 7.03.   Action by Agent and Liability of Agent............................................      51
    SECTION 7.04.   Reliance on Documents and Counsel.................................................      51
    SECTION 7.05.   Employment of Agents..............................................................      51
    SECTION 7.06.   Indemnification...................................................................      52
    SECTION 7.07.   Credit Decision...................................................................      52
    SECTION 7.08.   Successor Agent...................................................................      52
    SECTION 7.09.   Agent's and Arrangers' Fee........................................................      52
    SECTION 7.10.   Agent, Arrangers, Documentation Agent, Syndication Agent..........................      53

ARTICLE VIII:  CHANGE IN CIRCUMSTANCES................................................................      53
    SECTION 8.01.   Basis for Determining Interest Rate Inadequate or Unfair..........................      53
    SECTION 8.02.   Illegality........................................................................      53
    SECTION 8.03.   Increased Cost and Reduced Return.................................................      54
    SECTION 8.04.   Market Disruption.................................................................      56
    SECTION 8.05.   Substitute Loans..................................................................      57
    SECTION 8.06.   Substitution of Bank..............................................................      57

ARTICLE IX:  MISCELLANEOUS............................................................................      58
    SECTION 9.01.   Notices...........................................................................      58
    SECTION 9.02.   No Waivers........................................................................      58
    SECTION 9.03.   Expenses; Documentary Taxes; Indemnification......................................      59
    SECTION 9.04.   Right of Set-off; Sharing of Set-Offs.............................................      60
    SECTION 9.05.   Amendments and Waivers............................................................      60
    SECTION 9.06.   Successors and Assigns............................................................      61
    SECTION 9.07.   Collateral........................................................................      64
    SECTION 9.08.   Confidentiality...................................................................      64
    SECTION 9.09.   Severalty of Obligations..........................................................      65
    SECTION 9.10.   Illinois Law; Submission to Jurisdiction..........................................      65
    SECTION 9.11.   Counterparts; Integration.........................................................      65
    SECTION 9.12.   WAIVER OF JURY TRIAL; SERVICE OF PROCESS..........................................      65
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                               TABLE OF CONTENTS

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    SECTION 9.13.   USA Patriot Act...................................................................      66

ARTICLE X:  GUARANTY..................................................................................      66
    SECTION 10.01.  Guarantee of Obligations..........................................................      66
    SECTION 10.02.  Nature of Guaranty................................................................      67
    SECTION 10.03.  Waivers and Other Agreements......................................................      67
    SECTION 10.04.  Obligations Absolute..............................................................      67
    SECTION 10.05.  No Investigation by Banks or Agent................................................      68
    SECTION 10.06.  Indemnity.........................................................................      68
    SECTION 10.07.  Subordination, Subrogation, Reinstatement, Etc....................................      68

EXHIBITS

Exhibit A     -        Form of Note

Exhibit B     -        Form of Swingline Note

Exhibit C-1   -        Form of Opinion of Counsel for the Company

Exhibit C-2   -        Form of Opinion of Counsel for Masco Europe

Exhibit C-3   -        Form of Opinion of Sidley Austin Brown & Wood LLP

Exhibit D     -        Form of Assignment and Assumption Agreement

Exhibit E     -        Form of Notice of Borrowing

Exhibit E-1   -        Form of Notice of Swingline Borrowing

Exhibit F     -        Form of L/C Request

Exhibit G     -        Form of Commitment and Acceptance

                                   SCHEDULES

Commitment Schedule

Pricing Schedule

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

                        5-YEAR REVOLVING CREDIT AGREEMENT

            This 5-YEAR REVOLVING CREDIT AGREEMENT dated as of November 5, 2004 is entered into among MASCO CORPORATION and MASCO EUROPE S.A.R.L., a company organized as a societe a responsabilite limitee under the laws of the Grand Duchy of Luxembourg, having its registered office at 22, Parc d'activite Syrdall, L-5365 Munsbach and registered with the Luxembourg Register of Commerce and Companies under number B68.104, as borrowers, the BANKS party hereto as lenders, CITIBANK, N.A., as Syndication Agent, SUMITOMO MITSUI BANKING CORPORATION, as Documentation Agent, and BANK ONE, NA (Main Office Chicago), as administrative agent. The parties hereto agree as follows:

                             ARTICLE I: DEFINITIONS

            SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

            "ACQUIRED DEBT" means, with respect to any Person which previously became or hereafter becomes a Subsidiary, Debt of such Person which was outstanding before such Person became a Subsidiary and which was not created in contemplation of such Person becoming a Subsidiary; provided that such Debt shall no longer constitute "Acquired Debt" at any time that is more than six months after such Person becomes a Subsidiary.

            "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

            "AFFECTED BANK" has the meaning set forth in Section 8.06.

            "AFFILIATE" means at any date a Person (other than a Consolidated Subsidiary) whose earnings or losses (or the appropriate proportionate share thereof) would be included in determining the Consolidated Net Income of the Company and its Consolidated Subsidiaries for a period ending on such date under the equity method of accounting for investments in common stock (and certain other investments).

            "AGENT" means Bank One in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

            "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Banks, as reduced or increased from time to time pursuant to the terms hereof.

            "AGREED SWINGLINE CURRENCIES" means (i) Dollars, (ii) so long as such currencies remain Eligible Agreed Currencies, euro, British Pounds Sterling, Canadian Dollars and Danish Krone, and (iii) any other Eligible Agreed Swingline Currency which the applicable Borrower requests the Swingline Lender to include as an Agreed Swingline Currency hereunder and which is acceptable to the Swingline Lender. For the purposes of this definition, each of the specific currencies referred to in clause (ii), above, shall mean and be deemed to refer to the lawful

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currency of the jurisdiction referred to in connection with such currency, e.g.,
"Danish Krone" means the lawful currency of Denmark.

            "AGREEMENT," when used with reference to this Agreement, means this 5-Year Revolving Credit Agreement dated as of November 5, 2004, as amended, modified, supplemented or restated from time to time after the date hereof.

            "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Floating Rate Loans, its Domestic Lending Office and (ii) in the case of its Eurocurrency Loans, its Eurocurrency Lending Office.

            "APPLICABLE MARGIN" means with respect to any Eurocurrency Loan, Floating Rate Loan, the facility fees payable under Section 2.07 or the Letter of Credit Fee payable under Section 2.17(H), as the case may be at any time, the percentage which is applicable at such time as set forth in the Pricing Schedule.

            "APPROVED FUND" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Bank, (b) an affiliate of a Bank or (c) an entity or an affiliate of an entity that administers or manages a Bank.

            "APPROXIMATE EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars on or as of such date, rounded up to the nearest amount of such currency as determined by the Agent from time to time.

            "ARRANGERS" means J.P. Morgan Securities Inc. and Citigroup Global Markets Inc.

            "ASSIGNEE" has the meaning set forth in Section 9.06(C).

            "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Bank and an assignee (with the consent of any party whose consent is required by Section 9.06), and accepted by the Administrative Agent, in the form of Exhibit D or any other form approved by the Administrative Agent.

            "BANK" means each financial institution listed on the signature pages hereof, each Proposed New Bank which becomes a Bank pursuant to Section 2.18, each Assignee which becomes a Bank pursuant to Section 9.06(C), and their respective successors. For purposes of Sections 2.14, 2.15, 2.16, 4.02(B), 5.01(I), 6.02, Article VII, 8.01, 8.02, 8.03, 8.04, 8.05, 9.01, 9.02, 9.03,
9.07, 9.08 and 9.09, and Article X, the defined term "Bank" shall also be deemed to include, to the extent applicable, the Swingline Lender and the Issuing Bank.

            "BANK ONE" means Bank One, NA (Main Office Chicago), a national banking association, and its successors (including JPMorgan Chase Bank, N.A., following the merger of Bank One, NA (Main Office Chicago) with and into JPMorgan Chase Bank; it being understood and agreed that each reference herein and in the Exhibits and Schedules hereto to Bank One, NA (Main Office Chicago), whether individually or in its capacity as Administrative Agent,

Swingline Lender, Issuing Bank or otherwise, shall mean and include any such successor).

            "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "BORROWERS" means the Company and Masco Europe, and "Borrower" means each of them, as the context may require.

            "BORROWING" has the meaning set forth in Section 1.03.

            "CHANGE IN LAW" has the meaning set forth in Section 8.03(A).

            "CLOSING DATE" means November 5, 2004.

            "COMMERCIAL PAPER BORROWING" means a Borrowing to the extent the proceeds thereof are to be used to repay the Company's outstanding commercial paper, as certified by the Company in the related Notice of Borrowing.

            "COMMITMENT" means (i) with respect to any Bank listed on the Commitment Schedule, the amount set forth opposite the name of such Bank on the Commitment Schedule, (ii) with respect to any Proposed Increase Bank or Proposed New Bank, the Effective Commitment Amount allocated to such Proposed Increase Bank or Proposed New Bank pursuant to Section 2.18(B) or (iii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to such Assignee pursuant to Section 9.06(C), in each case as such amount may be reduced from time to time pursuant to Section 2.08 or 2.09 or changed as a result of an assignment pursuant to Section 9.06(C).

            "COMMITMENT AND ACCEPTANCE" has the meaning set forth in Section 2.18(C).

            "COMMITMENT INCREASE NOTICE" has the meaning set forth in Section 2.18(A).

            "COMMITMENT PERCENTAGE" means at any date of determination, with respect to any Bank, that percentage which the Commitment of such Bank then constitutes of the Aggregate Commitment or, if the Commitments have expired or been terminated, that percentage which the Commitment of such Bank constituted of the Aggregate Commitment immediately prior to such expiration or cancellation.

            "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

            "COMPANY" means Masco Corporation, a Delaware corporation, and its permitted successors.

            "COMPANY'S 2003 FORM 10-K" means the Company's annual report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

            "COMPANY'S EQUITY SECURITIES" means shares of any class of the Company's

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capital stock or options, warrants or other equity rights to acquire such shares.

            "COMPUTATION DATE" is defined in Section 2.10(C).

            "CONSOLIDATED ADJUSTED NET WORTH" means at any date of determination
(i) Consolidated Net Worth at such date less (ii) the amount (if any) by which the aggregate amount of all equity and other investments in Affiliates of the Company reflected in such Consolidated Net Worth exceeds $250,000,000.

            "CONSOLIDATED DEBT" means at any date the Debt of the Company and its Consolidated Subsidiaries (other than the guarantee obligations of the Company pursuant to that certain Facility and Guaranty Agreement, dated as of July 10, 2000, by and among the Company, Bank One, as agent, and the other financial institutions from time to time parties thereto), determined on a consolidated basis as of such date.

            "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income of the Company and its Consolidated Subsidiaries for such period (considered as a single accounting period), but excluding the net income or deficit of any Person (other than the equity in earnings or losses of an Affiliate previously included in such consolidated net income determined under the equity method of accounting for investments) prior to the effective date on which it becomes a Consolidated Subsidiary or is merged into or consolidated with the Company or a Consolidated Subsidiary.

            "CONSOLIDATED NET LOSS" has the meaning set forth in Section
5.02(A).

            "CONSOLIDATED NET WORTH" means at any date the consolidated shareholders' equity of the Company and its Consolidated Subsidiaries determined as of such date.

            "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary the accounts of which would be consolidated with those of the Company in its consolidated financial statements as of such date.

            "CONTINUING DIRECTOR" means any member of the Company's board of directors who either (i) was a member of such board as of the Closing Date or
(ii) has been thereafter or hereafter is elected to such board, or nominated for election by stockholders, by a vote of at least two-thirds of the directors who are Continuing Directors at the time of such vote; provided that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

            "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.03(E).

            "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is

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assumed by such Person, and (vi) all Debt of others for which such Person is contingently liable. In calculating the amount of any Debt at any date for purposes of this Agreement, accrued interest shall be excluded to the extent that it would be properly classified as a current liability for interest under the heading "Accrued liabilities" (and not under the heading "Notes payable") in a balance sheet prepared as of such date in accordance with the accounting principles and practices used in preparing the balance sheet referred to in
Section 4.04(A) and the related footnotes thereto.

            "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "DOCUMENTATION AGENT" shall mean the Documentation Agent named in the first paragraph of this Agreement.

            "DOLLAR AMOUNT" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in such currency of such amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such currency on the London market at 11:00 a.m., London time, on or as of the most recent Computation Date provided for in Section 2.10.

            "DOLLARS" and "$" shall mean the lawful currency of the United States of America.

            "DOMESTIC BUSINESS DAY" means any day on which banks generally are open in New York and Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

            "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent.

            "DOMESTIC SUBSIDIARY" means a Subsidiary which is incorporated under the laws of the United States of America or any state thereof.

            "DRAW DATE" has the meaning set forth in Section 2.17(F).

            "EFFECTIVE COMMITMENT AMOUNT" has the meaning set forth in Section 2.18(B).

            "ELIGIBLE AGREED SWINGLINE CURRENCY" means any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market,
(iv) which is convertible into Dollars in the international interbank market and
(v) as to which an Equivalent Amount may be readily calculated. If, after the designation by the Swingline Lender of any currency as an Agreed Swingline Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are

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introduced, (y) such currency is, in the determination of the Swingline Lender, no longer readily available or freely traded or (z) in the determination of the Swingline Lender, an Equivalent Amount of such currency is not readily calculable, the Swingline Lender shall promptly notify the Agent and the applicable Borrower, and such currency shall no longer be an Agreed Swingline Currency until such time as the Swingline Lender agrees to reinstate such currency as an Agreed Swingline Currency and promptly, but in any event within five (5) Eurocurrency Business Days of receipt of such notice from the Swingline Lender, the applicable Borrower shall repay all Swingline Loans in such affected currency or convert such Swingline Loans into Swingline Loans in Dollars or another Agreed Swingline Currency, subject to the other terms set forth in
Article II.

            "ELIGIBLE SYNDICATED CURRENCY" means any currency other than Dollars
(i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which an Equivalent Amount may be readily calculated. If, with respect to any Syndicated Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Agent, no longer readily available or freely traded or (z) in the determination of the Agent, an Equivalent Amount of such currency is not readily calculable, the Agent shall promptly notify the Banks and the applicable Borrower, and such currency shall no longer be a Syndicated Currency until such time as all of the Banks agree to reinstate such currency as a Syndicated Currency and promptly, but in any event within five (5) Eurocurrency Business Days of receipt of such notice from the Agent, the applicable Borrower shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars, subject to the other terms set forth in Article II.

            "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

            "EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA GROUP" means the Company, any Subsidiary and all members of a

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controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

            "EURO" means the lawful and single currency of the European Monetary Union.

            "EUROCURRENCY BORROWING" is defined in Section 1.03.

            "EUROCURRENCY BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

            "EUROCURRENCY LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurocurrency Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by notice to the Company and the Agent.

            "EUROCURRENCY LOAN" means a Loan to be made by a Bank which is to bear interest at the Eurocurrency Rate in accordance with the applicable Notice of Borrowing.

            "EUROCURRENCY MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

            "EUROCURRENCY PAYMENT OFFICE" of the Agent shall mean, for each of the Syndicated Currencies, the office, branch, affiliate or correspondent bank of the Agent as the Agent may from time to time specify to the Company, the relevant Borrowers and each Bank as its "Eurocurrency Payment Office" for such currency.

            "EUROCURRENCY RATE" means, with respect to a Eurocurrency Loan for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Reference Rate applicable to such Interest Period, divided by (b) one minus the Eurocurrency Reserve Percentage, plus (ii) the Eurocurrency Margin.

            "EUROCURRENCY REFERENCE RATE" means, with respect to a Eurocurrency Loan denominated in a Syndicated Currency for the relevant Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service ("SERVICE") (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in such Syndicated Currency in the London interbank market) at approximately 11:00 a.m. (London time) two (2) Eurocurrency Business Days prior to the commencement of such Interest Period, as the rate for deposits in such Syndicated Currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "Eurocurrency Reference Rate" with respect to such Eurocurrency Loan for such Interest Period shall be the rate at which deposits in the applicable Syndicated Currency of $5,000,000 (or the Equivalent Amount) and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent (or any of its affiliates) in immediately available funds in the London interbank market at approximately 11:00 a.m. (London time) two (2) Eurocurrency Business Days prior to the commencement of such Interest Period.

            "EUROCURRENCY RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

            "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

            "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to Bank One from three Federal funds brokers of recognized standing selected it on such day on such transactions as determined by the Agent in its sole discretion.

            "FISCAL QUARTER" means a fiscal quarter of the Company.

            "FISCAL YEAR" means a fiscal year of the Company.

            "FLOATING RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the Federal Funds Effective Rate plus 1/2% per annum for such day.

            "FLOATING RATE LOAN" means a Loan to be made by a Bank or the Swingline Lender which is to bear interest at the Floating Rate in accordance with the applicable Notice of Borrowing or otherwise pursuant to this Agreement.

            "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, and of its Subsidiaries or any members of its ERISA Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

            "FOREIGN PENSION PLAN" means any employee pension plan as described in Section 3(2) of ERISA for which any member of the ERISA Group is a sponsor or administrator and which (i) is maintained or contributed to for the benefit of employees of the Company, and of its Subsidiaries or any member of its ERISA Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and
(iii) under applicable local law or terms of such Foreign Pension

Plan, is required to be funded through a trust.

            "GUARANTEED OBLIGATIONS" has the meaning set forth in Section 10.01(A).

            "GOVERNMENTAL ACTS" has the meaning set forth in Section 2.17(J) hereof.

            "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision or agency thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "HIGH QUALITY INVESTMENT" means any investment in (i) direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof,
(ii) commercial paper rated at least A-1 by S&P and at least P-1 by Moody's or
(iii) time deposits with, including certificates of deposit issued by, any Bank which was a party to this Agreement on the Closing Date or any office located in the United States of America of any bank or trust company which is organized under the laws of the United States of America or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000; provided in each case that such investment matures within six months from the date of acquisition thereof by the Company or a Subsidiary.

            "INTERCOMPANY INDEBTEDNESS" has the meaning set forth in Section 10.07.

            "INTEREST PERIOD" means:

            (A) with respect to each Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter (or such longer or shorter period requested by the Borrower and acceptable to all of the Banks), as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (i) any Interest Period which would otherwise end on a day which is not a Eurocurrency Business Day shall be extended to the next succeeding Eurocurrency Business Day unless such Eurocurrency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurocurrency Business Day,

                  (ii) any Interest Period which begins on the last Eurocurrency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurocurrency Business Day of a calendar month, and

                  (iii) no Borrower may select an Interest Period that ends
            after the Termination Date,

            (B) with respect to each Floating Rate Borrowing, the period commencing on the date of such Borrowing and ending ninety (90) days thereafter or other mutually agreeable period acceptable between Agent and the Borrower; provided that:

                  (i) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day, and

                  (ii) no Borrower may select an Interest Period that ends after the Termination Date,

            (C) with respect to each Swingline Loan bearing a fixed rate of interest, the period commencing on the date such Swingline Loan is made by the Swingline Lender and ending on the date agreed to between the Swingline Lender and the applicable Borrower in accordance with Section 2.01(B).

            "ISSUING BANK" means (i) Bank One or any of its affiliates in its capacity as an Issuing Bank hereunder with respect to each Letter of Credit issued by Bank One or any such affiliate pursuant to Section 2.17 hereof and
(ii) any Bank or any of its affiliates (other than Bank One or any of its affiliates) which has agreed, in its sole discretion, to issue one or more Letters of Credit, and which Bank or affiliate is consented to (x) prior to a Default, by the Agent and the Borrower and (y) after the occurrence and during the continuance of a Default, by the Agent (in each case, which consent shall not be unreasonably withheld or delayed) in such Bank's capacity as an Issuing Bank hereunder with respect to any and all Letters of Credit issued by such Bank in its sole discretion upon the Borrower's request pursuant to Section 2.17 hereof. All references contained in this Agreement and the other instruments, documents or agreements from time to time executed or delivered in connection herewith to "the Issuing Bank" shall be deemed to apply equally to each of the institutions referred to in clauses (i) and (ii) of this definition in their respective capacities as Issuing Banks of any and all Letters of Credit issued by each such institution, together with their respective successors and assigns.

            "L/C ACCOUNT PARTY" has the meaning set forth in Section 2.17(A) hereof.

            "L/C AMOUNT" has the meaning set forth in Section 2.17(B)(ii)(b) hereof.

            "L/C DRAFT" means a draft drawn on the Issuing Bank pursuant to a Letter of Credit.

            "L/C INTEREST" has the meaning set forth in Section 2.17(E) hereof.

            "L/C OBLIGATIONS" means, without duplication, an amount equal to the sum of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iii) the aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied); provided, however, that for the purpose of calculating the facility fees set forth in Section 2.07 of this Agreement and "Usage Percentage" (as defined in the Pricing Schedule), "L/C Obligations" shall exclude the amounts referred to in this clause (iii).

            "L/C REQUEST" has the meaning set forth in Section 2.17(C).

            "LENDING INSTALLATION" means, with respect to a Bank or the Agent, the office, branch, subsidiary or affiliate of such Bank or the Agent with respect to each Syndicated Currency listed on the administrative information sheets provided to the Agent in connection herewith or otherwise selected by such Bank or the Agent pursuant to Section 2.16.

            "LETTER OF CREDIT" means any irrevocable standby letter of credit to be issued by the Issuing Bank pursuant to Section 2.17(A) hereof, as the same may be extended, amended or renewed in accordance with the terms of this Agreement.

            "LETTER OF CREDIT FEE" has the meaning set forth in Section 2.17(H).

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset; provided that a subordination agreement shall not be deemed to create a Lien. For the purposes of this Agreement, the Company or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other similar title retention agreement relating to such asset.

            "LOAN" means a loan made by a Bank or the Swingline Lender pursuant to Section 2.01.

            "MASCO EUROPE" means Masco Europe, S.a.r.l., a wholly-owned Subsidiary of the Company organized as a societe a responsabilite limitee under the laws of the Grand Duchy of Luxembourg, having its registered office at 22, Parc d'activite Syrdall, L-5365 Munsbach and registered with the Luxembourg Register of Commerce and Companies under number B68.104, and its permitted successors.

            "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, considered as a whole, from December 31, 2003, as reflected in the financial statements referred to in Section 4.04(A).

            "MATERIAL DEBT" means Debt of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate outstanding principal amount exceeding $75,000,000, other than (i) the Loans and L/C Obligations and (ii) Debt owing to the Company or any of its Subsidiaries.

            "MATERIAL FOREIGN PENSION PLAN" has the meaning set forth in Section 6.01(J).

            "MATERIAL PLAN" has the meaning set forth in Section 6.01(J).

            "MOODY'S" has the meaning set forth in the Pricing Schedule.

            "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or, pursuant to an applicable collective bargaining agreement, accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

            "NOTES" means any promissory notes of the Borrowers, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrowers to repay the Loans, or the Swingline Note, as the case may be, and "Note" means any one of such promissory notes issued hereunder.

            "NOTICE OF BORROWING" is defined in Section 2.02.

            "NOTICE OF SWINGLINE BORROWING" is defined in Section 2.02.

            "PARENT" means, with respect to any Bank, any Person controlling such Bank.

            "PARTICIPANT" has the meaning set forth in Section 9.06(B).

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "PRICING SCHEDULE" means the Pricing Schedule attached hereto.

            "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its Parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

            "PRIOR CREDIT AGREEMENTS" means each of (i) that certain Amended and Restated 5-Year Revolving Credit Agreement entered into as of November 8, 2002 among the Borrowers, the financial institutions parties thereto and Bank One, as administrative agent, as the same may be amended, restated, supplemented, renewed, extended, refinanced or otherwise modified as of the date hereof, and
(ii) that certain Amended and Restated 364-Day Revolving Credit Agreement, dated as of November 7, 2003 among the Borrowers, Bank One, as administrative agent and the financial institutions from time to time parties thereto as lenders, as the same may be amended, restated, supplemented, renewed, extended, refinanced or otherwise modified as of the date hereof.

            "PRIOR PLAN" means at any time (i) any Plan which at such time is no longer maintained or contributed to by any member of the ERISA Group or (ii) any Multiemployer Plan to which no member of the ERISA Group is at such time any longer making contributions or, pursuant to an applicable collective bargaining agreement, accruing an obligation to make contributions.

            "PROPOSED INCREASE BANK" has the meaning set forth in Section
2.18(B).

            "PROPOSED NEW BANK" has the meaning set forth in Section 2.18(B).

            "REFUNDING" has the meaning set forth in Section 5.03(B).

            "REFUNDING BORROWING" means a Borrowing or a Letter of Credit issuance, amendment, renewal or extension which, after application of the proceeds thereof, results in no net increase in the aggregate outstanding principal amount of the Loans made by any Bank or the aggregate face amount of the Letters of Credit issued, amended, renewed or extended by the Issuing Bank.

            "REGISTER" has the meaning set forth in Section 9.06(C)(iv).

            "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "REIMBURSEMENT OBLIGATION" has the meaning set forth in Section 2.17(F).

            "REQUIRED BANKS" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, holding or otherwise required to participate in more than 50% of the aggregate unpaid principal amount of the Loans and the issued and outstanding Letters of Credit.

            "S&P" has the meaning set forth in the Pricing Schedule.

            "SIGNIFICANT SUBSIDIARIES" means any of Masco Europe or any one or more Subsidiaries which, if considered in the aggregate as a single Subsidiary, would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934. For purposes of this Agreement, a type of event shall not be deemed to have occurred with respect to Significant Subsidiaries unless such type of event has occurred with respect to each of the Subsidiaries required to be included to constitute "Significant Subsidiaries" as defined in the preceding sentence.

            "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time owned by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries.

            "SWINGLINE AMOUNT" has the meaning set forth in Section 2.01(B).

            "SWINGLINE LENDER" means Bank One.

            "SWINGLINE LOAN" means any loan made by the Swingline Lender pursuant to

Section 2.01(B) and, if requested by the Swingline Lender, evidenced by a Swingline Note.

            "SWINGLINE NOTE" means any promissory note of the Borrowers evidencing the Swingline Loans, in substantially the same form as Exhibit B hereto, as amended, modified, supplemented or restated at the time such Swingline Loan is made to the applicable Borrower.

            "SYNDICATED CURRENCIES" means (i) Dollars and (ii) so long as such currency shall remain an Eligible Syndicated Currency, euro.

            "SYNDICATION AGENT" shall mean the Syndication Agent named in the first paragraph of this Agreement.

            "TERMINATION DATE" means November 5, 2009 or, if such day is not a Eurocurrency Business Day, the next preceding Eurocurrency Business Day.

            "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

            "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

            SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Agent (and the Agent shall promptly notify each Bank of the contents of any such notice) that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

            SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a Borrower pursuant to
Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement as "types" of Borrowings either by reference to the pricing of the Loans comprising such Borrowing (e.g., a "Eurocurrency Borrowing" is a Borrowing comprised of Eurocurrency Loans) or by reference to the provisions of Article II under which participation therein is determined (e.g., a "Borrowing" is a Borrowing under Section 2.01(A) in which all Banks participate in proportion to their Commitments).

                            ARTICLE II: THE CREDITS

            SECTION 2.01. Borrowings; Swingline Loans.

            (A) Borrowings. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company or Masco Europe pursuant to this Section 2.01(A) from time to time on and after the Closing Date to but excluding the Termination Date in any Syndicated Currency; provided that (i) the aggregate principal Dollar Amount of the Loans made by such Bank at any one time outstanding shall not exceed the amount of its available Commitment at that time, (ii) each Bank's Commitment shall be deemed utilized by an amount equal to such Bank's Commitment Percentage of each Swingline Loan plus such Bank's Commitment Percentage of the L/C Obligations for purposes of determining the amount of Loans required to be made by such Bank hereunder, (iii) Floating Rate Loans shall only be made in Dollars, and (iv) the aggregate principal Dollar Amount of Eurocurrency Loans denominated in euro shall not exceed $750,000,000. Each Borrowing under this Section 2.01(A) shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (or the Approximate Equivalent Amounts if denominated in euro, and except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.01(B)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may borrow under this Section, repay, or to the extent permitted by Section 2.10, prepay Loans and reborrow at any time under this Section (it being understood and agreed that Masco Europe shall be liable only to repay Loans made to Masco Europe). Amounts repaid pursuant to Section 8.02 shall not be reborrowed except as provided therein.

            (B)   Swingline Loans.

                  (i) Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Company or Masco Europe from time to time on any Domestic Business Day (if such Swingline Loan is denominated in Dollars) or on any Eurocurrency Business Day (if such Swingline Loan is denominated in an Agreed Swingline Currency other than Dollars) during the period on and after the Closing Date to but excluding the Termination Date in any Agreed Swingline Currency in the aggregate principal

            Dollar Amount not to exceed the lesser of (a) $200,000,000 (the "Swingline Amount") and (b) the unused portion of the Aggregate Commitment as of such Domestic Business Day or Eurocurrency Business Day, as the case may be; provided, that the Aggregate Commitment shall be deemed utilized by the aggregate principal Dollar Amount of the Loans outstanding at that time plus the aggregate amount of L/C Obligations at that time. Each Swingline Loan shall be in a principal amount of $1,000,000 or any integral multiple thereof, or if denominated in an Agreed Swingline Currency other than Dollars, the Approximate Equivalent Amount or such other minimum amounts and multiples as the Swingline Lender shall determine. Each Swingline Loan shall bear interest as set forth in Section 2.06. Subject to
            Section 2.09, each Swingline Loan denominated in Dollars or euro shall be repaid with interest on the seventh (7th) day after such Swingline Loan is made (or such shorter period with respect to principal or interest as the Swingline Lender and the applicable Borrower shall have agreed). Each Swingline Loan denominated in an Agreed Swingline Currency other than Dollars or euro shall be repaid with interest on the thirtieth (30th) day after such Swingline Loan is made (or such shorter period with respect to principal or interest as the Swingline Lender and the applicable Borrower shall have agreed); provided, that upon receipt of written notice from the applicable Borrower no fewer than four (4) Eurocurrency Business Days prior to such Swingline Loan's due date, the Swingline Lender may in its sole and absolute discretion agree to continue such Swingline Loan as a Swingline Loan for an additional thirty (30) day period; provided, however, that no Swingline Loan may be outstanding as a Swingline Loan for a period greater than 180 consecutive days; provided, further, that Masco Europe shall be liable only to repay Swingline Loans made to Masco Europe.

                  (ii) The Swingline Lender may at any time in its sole and absolute discretion require that any Swingline Loan be refunded by a Borrowing in Dollars as a Floating Rate Loan to the applicable Borrower from the Banks. If any Swingline Loan is not repaid (or extended as permitted by clause (i) above) by the applicable Borrower on the date when due, each Bank will make available a Borrowing the proceeds of which will be used to repay the Swingline Loan. In each case, upon written notice thereof by the Swingline Lender to the Agent, the Banks, the relevant Borrower and the Company, the Company shall be deemed to have requested a Borrowing (without delivery of a Notice of Borrowing) in an amount equal to the Dollar Amount of such Swingline Loan and such Borrowing shall be made to refund such Swingline Loan (and the minimum amounts in Section 2.01(A) are not applicable to such Borrowing). Any Swingline Loan outstanding in an Agreed Swingline Currency other than Dollars shall, upon the giving of such notice by the Swingline Lender, immediately and automatically be converted to and redenominated in Dollars equal to the Equivalent Amount of each such Swingline Loan determined as of the date of such conversion. Each Bank shall be absolutely and unconditionally obligated to fund its Commitment Percentage of such Borrowing or, if applicable, to purchase a participation interest in the Swingline Loans pursuant to Section 2.01(B)(iii) and such obligation shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Bank has or may have against the Swingline Lender, the Agent or the Company or any of its Subsidiaries or anyone else for any reason whatsoever (including without limitation any failure to comply with the requirements of Section 3.01, other than the Swingline Lender making a Swingline Loan when it had received written notice from the Company, Masco Europe or any Bank of the existence of a Default);
            (b) the occurrence or continuance of a Default, subject to Section 2.01(B)(iii); (c) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries; (d) any breach of this Agreement by the Company or Masco Europe or any other Bank; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including without limitation the Company's or Masco Europe's failure to satisfy any conditions contained in Article III or any other provision of this Agreement, so long as the Swingline Lender did not have any specific written notice from the Company, Masco Europe or a Bank that the conditions to making a Swingline Loan were not satisfied at the time such Swingline Loan was made).

                  (iii) If, for any reason (including without limitation as a result of the occurrence of a Default with respect to the Company pursuant to Sections 6.01(H) or (I)) Loans may not be made by the Banks as described in Section 2.01(B)(ii), then (a) the relevant Borrower agrees that each Swingline Loan not paid pursuant to
            Section 2.01(B)(ii) shall bear interest, payable on demand by the Swingline Lender, at the rate per annum equal to the sum of 2% plus the Floating Rate, (b) the Borrowers agree that each Swingline Loan outstanding in an Agreed Swingline Currency other than Dollars shall be immediately and automatically converted to and redenominated in Dollars equal to the Equivalent Amount of such Swingline Loan determined as of the date of such conversion, and (c) effective on the date each such Loan would otherwise have been made, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default, in lieu of deemed disbursement of loans, to the extent of such Bank's Commitment, purchase a participation interest in the Swingline Loans by paying its Commitment Percentage thereof, provided, however, that no Bank shall be obligated to purchase such participation in a Swingline Loan made by the Swingline Lender when it had received written notice from the Company, Masco Europe or any Bank of the existence of a Default. Each Bank will immediately transfer to the Swingline Lender, in same day funds, the amount of its participation. Each Bank shall share based on its Commitment Percentage in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Bank shall not have so made the amount of such participating interest available to the Swingline Lender, such Bank and the Company severally agree to pay to the Swingline Lender forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swingline Lender until the date such amount is paid to the Swingline Lender, at (x) in the case of the Company, at the interest rate specified in clause (iii)(a) above and (y) in the case of such Bank, the Federal Funds Effective Rate for the first three (3) days and at the interest rate specified in clause (iii)(a) above thereafter.

            SECTION 2.02. Notice of Borrowing. Except as provided in Section 2.01(B)(ii), each Borrower shall give the Agent notice substantially in the form of Exhibit E (a "Notice of Borrowing") not later than 10:00 a.m. (Chicago time) on (x) the date of each Floating Rate Borrowing, (y) the third Eurocurrency Business Day before each Eurocurrency Borrowing in Dollars to the Company, and
(z) the fifth Eurocurrency Business Day before each Eurocurrency Borrowing in euro to the Company or in any Syndicated Currency to Masco Europe, specifying:

            (A) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Eurocurrency Business Day in the case of a Eurocurrency Borrowing,

            (B) the aggregate amount and Syndicated Currency of such Borrowing,

            (C) whether the Loans comprising such Borrowing are to be Floating Rate Loans or Eurocurrency Loans,

            (D) in the case of a Eurocurrency Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

            (E) whether and to what extent such Borrowing is a Commercial Paper Borrowing.

            The Company, or Masco Europe if authorized by the Company, shall give the Swingline Lender notice of its request for each Swingline Loan substantially in the form of Exhibit E-1 (a "Notice of Swingline Borrowing") not later than 1:00 p.m. (Chicago time) on the same Domestic Business Day or Eurocurrency Business day, as applicable, such Swingline Loan in Dollars is requested to be made to the Company, and not later than the time agreed upon by the applicable Borrower and the Swingline Lender with respect to any other Swingline Loan. The Agent will make the Swingline Loans available to the applicable Borrower at its relevant Eurocurrency Payment Office.

            SECTION 2.03. Notice to Banks; Funding of Loans.

            (A) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the applicable Borrower. Promptly after its receipt of notice from the Issuing Bank pursuant to Section 2.17(D)(i), the Agent will notify each Bank of the contents of each L/C Request hereunder.

            (B) Not later than 12:00 Noon (Chicago time) on the date of each Borrowing, and not later than 12:00 Noon (London time) on the date of each Borrowing requested by Masco Europe, each Bank participating therein shall (except as provided in subsection (C) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in Chicago or London, as the case may be, to the Agent at its relevant address specified in writing to the Banks (or such other address as may be specified in writing by the Agent to the Banks so long as such address is in the United

      States, London or Luxembourg). Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Company at the Agent's aforesaid address in the United States or, to Masco Europe by wire transfer in immediately available funds to Masco Europe's account maintained at Bank One (or an affiliate thereof) in London (or Luxembourg), as applicable.

            (C) If any Bank makes a new Loan hereunder on a day on which the Borrower requesting such Loan is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (B) of this Section, or remitted by such Borrower to the Agent as provided in Section 2.11, as the case may be.

            (D) Unless the Agent shall have received notice from a Bank prior to the time of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (B) and (C) of this Section and the Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the relevant Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Effective Rate and the interest rate applicable thereto pursuant to
      Section 2.06 and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. Nothing in this Section 2.03(D) shall relieve such Bank or any other Bank of its obligation to make its share of each Borrowing available to the Agent in accordance with the terms of this Agreement.

            (E) Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurocurrency Loans pursuant to this Section 2.03(E) or are repaid in accordance with
      Section 2.10. Each Eurocurrency Loan shall continue as a Eurocurrency Loan until the end of the then applicable Interest Period therefor, at which time:

                  (i) each such Eurocurrency Loan denominated in Dollars shall be automatically converted into a Floating Rate Loan unless (x) such Eurocurrency Loan is or was repaid in accordance with Section 2.10 or (y) the relevant Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Loan either continue as a Eurocurrency Loan for the same or another Interest Period or be converted into a Floating Rate Loan; and

                  (ii) each such Eurocurrency Loan denominated in euro shall automatically continue as a Eurocurrency Loan in euro with an Interest Period of one month unless (x) such Eurocurrency Loan is or was repaid in accordance with Section 2.10 or (y) the relevant Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Loan continue as a Eurocurrency Loan for the same or another Interest Period.

            Subject to the terms of Section 2.01(A), the Borrowers may elect from time to time to convert all or any part of a Loan of any type into any other type or types of Loans denominated in the same or any other Syndicated Currency; provided that any conversion of any Eurocurrency Loan shall be made on, and only on, the last day of the Interest Period applicable thereto. The relevant Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion or continuation of a Loan not later than 10:00 a.m. (Chicago time) at least one (1) Domestic Business Day, in the case of a conversion into or continuation of a Floating Rate Loan, three
(3) Eurocurrency Business Days, in the case of a conversion into or continuation by the Company of a Eurocurrency Loan denominated in Dollars, or five (5) Eurocurrency Business Days, in the case of either (x) a conversion into or continuation of a Eurocurrency Loan denominated in euro by the Company or (y) a conversion or continuation of any Eurocurrency Loan by Masco Europe, prior to the date of the requested conversion or continuation, specifying:

                        (a) the requested date, which shall be a Domestic Business Day or in the case of a conversion into or continuation of a Eurocurrency Loan, a Eurocurrency Business Day, of such conversion or continuation, and

                        (b) the Syndicated Currency, amount and type(s) of Loan(s) into which such Loan is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Loan, the duration of the Interest Period applicable thereto.

            SECTION 2.04. Noteless Agreement; Evidence of Indebtedness.

            (A) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Bank resulting from each Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

            (B)   The Agent shall also maintain accounts in which it will record
      (a) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Bank hereunder, (c) the original stated amount of each Letter of Credit and the amount of the L/C Obligations outstanding at any time and
      (d) the amount of any sum received by the Agent hereunder from each Borrower and each Bank's share thereof.

            (C) The entries maintained in the accounts maintained pursuant to subsections (A) and (B) above shall be prima facie evidence of the existence and amounts of the Loans (including the principal and interest owing) therein recorded; provided, however, that the failure of the Agent or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (including the principal and interest owing) in accordance with their terms.

            (D) Any Bank or the Swingline Lender may request that its Loans be evidenced by a Note. In such event, each Borrower requested by such Bank or the Swingline Lender shall prepare, execute and deliver to such Bank or Swingline Lender, as the case may be, a Note payable to the order of such Bank or Swingline Lender in substantially the form of Exhibit A in the case of any Bank or the form of Exhibit B in the case of the Swingline Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to this Agreement) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to this Agreement, except to the extent that any such Bank or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (A) and (B) above.

            SECTION 2.05. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof and interest thereon shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

            SECTION 2.06. Interest Rates.

            (A) Each Floating Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Floating Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or overdue interest on any Floating Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Floating Rate for such day.

            (B) Each Eurocurrency Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the Eurocurrency Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

            (C) Any overdue principal of or interest on any Eurocurrency Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the Eurocurrency Rate applicable to such Loan prior to its maturity and
      (ii) the Eurocurrency Rate which would be applicable to a Eurocurrency Loan to the relevant Borrower hereunder made on such date for a period of one day (or, if such amount due remains unpaid more than three (3) Eurocurrency Business Days, then for such other period of time not longer than six months as the Agent may elect, or, if the circumstances described in Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Floating Rate for such day).

            (D) Each Swingline Loan shall bear interest (a) for Dollar denominated Swingline Loans, at such rate as shall be quoted by the Swingline Lender to the relevant Borrower, but which interest rate shall not exceed the Floating Rate, and (b) for Swingline Loans denominated in an Agreed Swingline Currency other than Dollars, at the applicable local rate of interest as determined by the Swingline Lender and quoted by the Swingline Lender to the relevant Borrower as adjusted for associated cost rates or other applicable reserve rate, as applicable, and, in each case, as agreed between the relevant Borrower and the Swingline Lender at the time such Swingline Loan is made.

            (E) The Agent shall determine each interest rate applicable to the Loans (other than Swingline Loans) hereunder. The Swingline Lender shall determine each interest rate applicable to the Swingline Loans hereunder. The Agent shall give prompt notice to the relevant Borrowers and the participating Banks, and the Swingline Lender shall give prompt notice to the relevant Borrowers and the Agent, in each case, by telex, cable or facsimile of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error (provided that the determination of such amount or amounts is made on a reasonable basis).

            SECTION 2.07. Facility Fees.

            (A) The Company shall pay to the Agent, for the account of the Banks ratably in proportion to their Commitments, a facility fee calculated for each day at the facility fee rate for such day determined in accordance with the Pricing Schedule. Such facility fee shall accrue for each day (i) from and including the Closing Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the Aggregate Commitment (whether used or unused) in effect on such day and (ii) from and including such date of termination of the Commitments to but excluding the date the Loans and L/C Obligations shall be repaid in their entirety, on the aggregate principal amount of the Loans and L/C Obligations outstanding on such day.

            (B) Fees accrued under this Section shall be payable quarterly in arrears on the date fifteen (15) days after the last day of each March, June, September and December and upon the termination of the Commitments in their entirety (and, if later, the date the Loans and L/C Obligations shall be repaid in their entirety).

            SECTION 2.08. Optional Termination or Reduction of Commitments.

            (A) The Company may, upon at least three (3) Eurocurrency Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans or L/C Obligations are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans and the L/C Obligations.

            (B) Upon receipt of a notice of termination or reduction pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of the new amount (if any) of such Bank's Commitment and such notice shall not thereafter be revocable by the Company.

            SECTION 2.09. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Loans and Reimbursement Obligations then outstanding (together with accrued interest thereon) shall be due and payable on such date (or such earlier date as the Loans and Reimbursement Obligations shall become due and payable pursuant to Article VI).

            SECTION 2.10. Prepayments.

            (A) The Borrowers may (i) prepay any Floating Rate Borrowing or any Swingline Loan (other than a Swingline Loan bearing a fixed rate of interest) at any time without penalty on the same day, (ii) prepay any Swingline Loan bearing a fixed rate of interest in a manner agreed to between the Borrowers and the Swingline Lender, and (iii) upon at least five (5) Eurocurrency Business Days' notice to the Agent, subject to
      Section 2.12, prepay any Eurocurrency Borrowing, in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000 (or the Approximate Equivalent Amounts if denominated in euro), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

            (B) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

            (C) The Agent will determine the Dollar Amount of (i) each Eurocurrency Borrowing as of the date two (2) Eurocurrency Business Days prior to the Borrowing Date, or if applicable, date of conversion/continuation of such Borrowing, and (ii) all outstanding Borrowings (including all Swingline Loans) on and as of the last Eurocurrency Business Day of each quarter and on any other Eurocurrency Business Day elected by the Agent in its discretion or upon instruction by the Required Banks. Each day upon or as of which the Agent determines Dollar Amounts as described in the preceding sentence is herein described as a "Computation Date". If, on any Computation Date, as a result of fluctuations in currency exchange rates the Dollar Amount of (a) the aggregate principal amount of all outstanding Loans and L/C Obligations exceeds one hundred five percent of the Aggregate Commitment, or (b) the aggregate principal amount of all Eurocurrency Loans denominated in euro exceeds $787,500,000, or (c) the aggregate principal amount of all outstanding Swingline Loans exceeds one hundred five percent of the Swingline Amount, the Borrowers shall (x) in the case of an event described in clause (a) above, immediately repay Loans in an aggregate principal amount sufficient to eliminate any such excess and (y) in the case of an event described in clause (b) or (c) above, on the earlier of two (2) Eurocurrency Business Days or Domestic

      Business Days, as applicable, prior to the next succeeding date of Borrowing of any Loan or date of conversion or continuation of any Loan, repay the Loans in an aggregate principal amount sufficient to eliminate any such excess.

            SECTION 2.11. General Provisions as to Payments.

            (A) The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 1:00 p.m. (local time) in the relevant currency on the date when due to the Agent at its address or at any other Lending Installation of the Agent with respect to such obligation, in any such case, as specified in writing by the Agent to the Borrowers; provided, however, that the Borrower shall make payments required to be made directly to the Issuing Bank pursuant to Section 2.17 in the aforementioned manner and at the branch agreed to by the Issuing Bank and the Company. Whenever any payment of principal of, or interest on, the Floating Rate Loans or of Reimbursement Obligations or fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Eurocurrency Loans shall be due on a day which is not a Eurocurrency Business Day, the date for payment thereof shall be extended to the next succeeding Eurocurrency Business Day unless such Eurocurrency Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Eurocurrency Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (B) Unless the Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Effective Rate for the first three (3) days and at the Floating Rate thereafter.

            (C) Each Loan shall be repaid and each payment of interest thereon shall be paid in the currency in which such Loan was made;
      provided, that any Swingline Loan may be repaid in any currency agreed to by the Company and the Swingline Lender or in Dollars if converted pursuant to Section 2.01(B)(iii). All Reimbursement Obligations and other amounts owing pursuant to Section 2.17 shall be repaid in Dollars. All payments required to be made by the Borrowers in Dollars hereunder will be made in immediately available funds and all payments required to be made by the Borrowers in a currency other than Dollars will be made in the required currency and in same day or such other funds as the Agent may determine to be customary for the settlement of deposits in such currency at its Eurocurrency Payment Office for such currency and shall be applied ratably by the Agent among the Banks. Each payment delivered to the Agent for the account of any Bank shall be delivered promptly by the Agent to such Bank in the same type of funds that the Agent received at, (a) with respect to Floating Rate Loans and Eurocurrency Loans denominated in Dollars, its address or at any Lending Installation, in any such case, as specified in a notice received by the Agent from such Bank and (b) with respect to Eurocurrency Loans denominated in euro, in the funds received from the Borrower at the address of the Agent's Eurocurrency Payment Office for such currency. The Agent is hereby authorized to charge any account of the relevant Borrower designated by such Borrower as the account from which payments are to be made and maintained with Bank One or any of its affiliates for each payment of principal, interest and fees as it becomes due hereunder.

            (D) Subject to Section 2.14, all payments of principal of and interest on the Loans, all payments in respect of Letters of Credit and other amounts payable by the Borrowers to any Bank or the Issuing Bank hereunder shall be made by the Borrowers without setoff, deduction or counterclaim and, subject to the next succeeding sentence, free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. Subject to Section 2.14, if any such taxes, levies, imposts, duties, fees, assessments or other charges are imposed, the relevant Borrower will pay such additional amounts as may be necessary so that payment of principal of and interest on the Loans and the payment of the Reimbursement Obligations and other amounts payable hereunder, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder.

            SECTION 2.12. Funding Losses. If any Borrower makes any payment of principal with respect to any Eurocurrency Loan (pursuant to Section 2.10, Article VI, Article VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if any Borrower fails to borrow any Eurocurrency Loan after notice has been given to any Bank in accordance with
Section 2.03(A) or if any Borrower fails to prepay any Eurocurrency Loan after notice has been given to any Bank in accordance with Section 2.10(B), such Borrower shall reimburse each Bank within fifteen (15) days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to such Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error, provided that the determination of such loss or expense is made on a reasonable basis.

            SECTION 2.13. Computation of Interest and Fees. Interest on Floating Rate Loans based on the Prime Rate and Swingline Loans shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day) (unless otherwise agreed to for Swingline Loans between the Swingline Lender and the applicable Borrower). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

            SECTION 2.14. Withholding Tax Exemption.

            (A) At least five (5) Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI and any additional forms necessary for claiming complete exemption from United States withholding taxes (or any successor or substitute forms), certifying in either case that such Bank is entitled to receive payments under this Agreement, the Loans and the Letters of Credit without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form W-8BEN or W-8ECI and any additional forms necessary for claiming complete exemption from United States withholding taxes (or any successor or substitute forms) further undertakes to deliver to each of the Company and the Agent two additional copies of such forms (or any successor or substitute forms) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent to the extent it may lawfully do so, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Loans and Letters of Credit without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

            (B) For any period with respect to which a Bank has failed to provide the Company, the Agent or the relevant Borrower with the appropriate form as required by the foregoing subsection (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Bank shall not be entitled to compensation pursuant to the last sentence of Section 2.11(D).

            SECTION 2.15. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's main Chicago office on the Eurocurrency Business Day preceding that on which final, non-appealable judgment is given. The obligations of such Borrower in respect of any sum due to any Bank or the Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Eurocurrency Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in the specified currency, such Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 9.04, such Bank or the Agent, as the case may be, agrees to remit such excess to such Borrower.

            SECTION 2.16. Lending Installations. Each Bank will book its Loans and its participations in L/C Obligations and Swingline Loans at the appropriate Lending Installation listed on the administrative information sheets provided to the Agent in connection herewith or such other Lending Installation designated by such Bank in accordance with the penultimate sentence of this Section 2.16. All terms of this Agreement shall apply to any such Lending Installation and the Loans and participations in Letters of Credit and Swingline Loans and any Notes issued hereunder shall be deemed held by each Bank for the benefit of any such Lending Installation. Each Bank may, by written notice to the Agent and the Borrowers in accordance with Article IX, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made. To the extent reasonably possible, each Bank shall designate a Lending Installation to reduce any liability of a Borrower to such Bank under Article VIII, so long as such designation is not disadvantageous to such Bank in any material respect.

            SECTION 2.17. The Letter of Credit Facility.

            (A) Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrowers herein set forth, the Issuing Bank hereby agrees to issue for the account of the Company and/or any of its Subsidiaries (in such capacity, a "L/C Account Party") through the Issuing Bank's branches as it and the Company or any such Subsidiary may jointly agree, one or more Letters of Credit in Dollars in accordance with this
      Section 2.17, from time to time during the period, commencing on the date hereof and ending on the Domestic Business Day prior to the Termination Date (subject to the limitations set forth in Section 2.17(B)(ii) below); provided, however, that, (i) notwithstanding the issuance of any Letter of Credit for the account of any Subsidiary of the Company, any and all Reimbursement Obligations, fees, costs, expenses, indemnities or other obligations owing with respect any such Letter of Credit under this Agreement shall constitute primary obligations of the Company (and, if the Issuing Bank so requests, such obligations shall be joint and several obligations the Company and such Subsidiary, as evidenced by a separate agreement in form and substance reasonably satisfactory to the Company and the Issuing Bank, signed by such Subsidiary, providing for such joint and several liability and affirming such Subsidiary's assumption of all of the covenants and other obligations set forth in this Section 2.17) and (ii) Masco Europe or any other foreign Subsidiary constituting an L/C Account Party shall be liable only to repay Reimbursement Obligations, fees, costs, expenses, indemnities or other obligations owing with respect to

      Letters of Credit issued for the account of Masco Europe or such other foreign Subsidiary.

            (B) Amounts. The Issuing Bank shall not have any obligation to and the Issuing Bank shall not:

                  (i) issue any Letter of Credit if on the date of issuance, before or after giving effect to the Letter of Credit requested hereunder, (a) the aggregate principal amount of the Loans (including Swingline Loans) outstanding at such time plus the aggregate amount of the L/C Obligations outstanding at such time would exceed the Aggregate Commitment at such time, (b) the aggregate outstanding amount of the L/C Obligations would exceed $250,000,000 (the "L/C Amount") or (c) the aggregate amount of any Bank's Loans, obligations with respect to Swingline Loans and its L/C Interest would exceed such Bank's Commitment; or

                  (ii) issue any Letter of Credit which has an expiration date later than the date which is the earlier of (a) one (1) year after the date of issuance thereof or (b) five (5) Domestic Business Days immediately preceding the Termination Date, provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in the immediately preceding clause
            (ii)(b)).

            (C) Conditions. In addition to being subject to the satisfaction of the applicable conditions contained in Article III, the obligation of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

                  (i) the Company shall have delivered (for itself or on behalf of any applicable L/C Account Party) to the Issuing Bank by telex or telefax at such times as the Issuing Bank may reasonably prescribe, a request for issuance of such Letter of Credit in substantially the form of Exhibit F hereto (a "L/C Request"), which shall constitute the application therefor and shall include such customary information as may be required pursuant to the terms thereof (including, to the extent not previously provided to the Issuing Bank, resolutions and specimen signatures verifying the officers of the Company authorized to submit L/C Requests) and the proposed Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content; and

                  (ii) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

            (D) Procedure for Issuance of Letters of Credit; Extensions of and Amendments to Letters of Credit.

                  (i)   Issuance. Subject to the terms and conditions of this
            Section 2.17 (including Section 2.17(C)) and provided that the applicable conditions set forth in Article III hereof have been satisfied, the Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the applicable L/C Account Party in accordance with the Issuing Bank's usual and customary business practices and, in this connection, the Issuing Bank may assume that the applicable conditions set forth in Section 3.01 hereof have been satisfied unless it shall have received specific written notice to the contrary from the Agent, the Company or a Bank. The Issuing Bank shall give the Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit (which notice, in the case of an Issuing Bank other than Bank One, shall be delivered not later than two (2) Domestic Business Days prior to any such issuance unless the Agent waives such requirement in its reasonable discretion), provided, however, that the failure to provide such notice shall not result in any liability on the part of the Issuing Bank.

                  (ii) Extension or Amendment. The Issuing Bank shall not extend, amend or renew any Letter of Credit unless the requirements of this Section 2.17(D) are met as though a new Letter of Credit was being requested and issued.

            (E) Letter of Credit Participation. Immediately upon the issuance of each Letter of Credit hereunder, each Bank shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the Company (and, if appropriate, any other applicable L/C Account Party) in respect thereof, and the liability of the Issuing Bank thereunder (collectively, an "L/C Interest") in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Bank's Commitment Percentage. The Issuing Bank will notify each Bank promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. To the extent that the Company shall not have reimbursed the Issuing Bank with respect to any L/C Draft, on or before the Domestic Business Day on which the Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Agent, each Bank shall make payment to the Agent, for the account of the Issuing Bank, in immediately available funds in an amount equal to such Bank's Commitment Percentage of the amount of such payment or draw, which amount shall be deemed to be a Loan made by each such Bank pursuant to Section 2.01(A) (or if the Commitments hereunder shall have terminated, payment in respect of such Bank's purchase of its L/C Interest in such Letter of Credit). The obligation of each Bank to reimburse the Issuing Bank under this Section 2.17(E) shall be unconditional, continuing, irrevocable and absolute and such obligation shall not be affected by any circumstance, happening or event whatsoever (including without limitation the Company's failure to satisfy any conditions contained in Article III or any other provision of this Agreement prior to the issuance of the applicable Letter of Credit, so long as (i) the Issuing Bank did not have any specific written notice from the Agent, the Company or a Bank that the conditions to issuing the Letter of Credit were not satisfied at the time such Letter of Credit was issued and (ii) any such condition has not since been satisfied or cured (it being understood and agreed that each Bank's obligation to reimburse the Issuing Bank under this Section 2.17(E) shall be automatically and irrevocably reinstated immediately upon the subsequent satisfaction or cure of any condition that was not satisfied at the time a Letter of Credit was issued and of which the Issuing Bank received specific written notice from the Agent, the Company or a Bank prior to such issuance). In the event that any Bank fails to make payment to the Agent of any amount due under this Section 2.17(E), the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Bank hereunder until the Agent receives such payment from such Bank or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Bank of its obligation to reimburse the Issuing Bank for such amount in accordance with this Section 2.17(E).

            (F) Reimbursement Obligation. The Issuing Bank will notify the Company promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. The Company agrees unconditionally, irrevocably and absolutely to pay to the Agent on the date such presentation or draw is made (the "Draw Date") if the Issuing Bank notifies the Company of such presentation or draw before 10:00 a.m. (Chicago time) on such Draw Date (or the Domestic Business Day immediately succeeding such Draw Date if the Issuing Bank notifies the Company of such presentation after 10:00 a.m. (Chicago time) on such Draw Date), for the account of the Banks, the amount of each advance which may be drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of the Company to reimburse the Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "Reimbursement Obligation" with respect to such Letter of Credit or L/C Draft). If the Company at any time fails to repay a Reimbursement Obligation pursuant to this Section 2.17(F), (i) the Company shall be deemed to have elected to borrow Loans from the Banks, in Dollars, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation and (ii) the Agent shall use reasonable efforts to notify the Company of such deemed election to borrow Loans; provided, however, that the Agent's failure to provide such notice shall in no way affect the validity of such deemed election to borrow Loans, the obligations of the Company or any Account Party with respect thereto or any other rights of the Agent, the Issuing Bank or the Banks hereunder. Such Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an advance of Loans. Such Loans shall constitute Floating Rate Loans, the proceeds of which shall be used to repay such Reimbursement Obligation. If, for any reason, the Company fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Banks are unable to make or have no obligation to make Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to Floating Rate Loans pursuant to
      Section 2.06(A).

            (G) Cash Collateral. Notwithstanding anything to the contrary herein or in any L/C Request, after the occurrence and during the continuance of an Event of Default, the Company shall, upon the Agent's demand, deliver to the Agent for the benefit of the Banks and the Issuing Bank, cash, or other collateral of a type satisfactory to the Required Banks, having a value, as determined by such Banks, equal to the aggregate outstanding L/C Obligations. Any such cash collateral shall be held by the Agent in a separate interest bearing account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Agent for the benefit of the Banks and the Issuing Bank as collateral security for the Company's obligations in respect of this Agreement as they relate to each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Issuing Bank for drawings or payments under or pursuant to Letters of Credit or L/C Drafts. If no Event of Default shall be continuing, amounts (including interest income) remaining in any cash collateral account established pursuant to this Section 2.17(G) which are not to be applied to reimburse an Issuing Bank for amounts actually paid or to be paid by the Issuing Bank in respect of a Letter of Credit or L/C Draft, shall be returned to the Company (after deduction of the Agent's reasonable expenses incurred in connection with such cash collateral account).

            (H) Letter of Credit Fees. The Company agrees to pay (i) quarterly in arrears on the date fifteen (15) days after the last day of each March, June, September and December and upon the termination of the Commitments in their entirety (and, if later, the date the Loans and L/C Obligations shall be repaid in their entirety) to the Agent for the ratable benefit of the Banks a letter of credit fee (the "Letter of Credit Fee") at a rate per annum equal to the Applicable Margin on the average daily outstanding face amount available for drawing under all Letters of Credit; provided, that after the occurrence and during the continuance of an Event of Default, the Required Banks may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Banks notwithstanding any provision of Section 9.05 requiring unanimous consent of the Banks to alter fees), declare that the Letter of Credit Fee shall be increased by 2% per annum, (ii) quarterly in arrears on the date fifteen (15) days after the last day of each March, June, September and December and upon the termination of the Commitments in their entirety (and, if later, the date the Loans and L/C Obligations shall be repaid in their entirety) to the Issuing Bank for its sole account, a letter of credit fee of one-eighth of one percent (0.125%) per annum on the average daily outstanding face amount available for drawing under all Letters of Credit issued by the Issuing Bank, and (iii) to the Issuing Bank for its sole account, all customary fees and other issuance, amendment, cancellation, document examination, negotiation, transfer and presentment expenses and related charges in connection with the issuance, amendment, cancellation, presentation of L/C Drafts, negotiation, transfer and the like customarily charged by the Issuing Bank with respect to Letters of Credit, which shall be reasonably agreed to by both the Company and the Issuing Bank, payable at the time of invoice of such amounts.

            (I) Issuing Bank Reporting Requirements. In addition to the notices otherwise required under this Section 2.17, the Issuing Bank (or if the Issuing Bank is an affiliate of a Bank, then the applicable Bank) shall, no later than the tenth Domestic Business Day following the last day of each month, provide to the Agent (for distribution to each Bank), schedules, in form and substance reasonably satisfactory to the Agent, showing the date of issue, L/C Account Party or L/C Account Parties, amount, expiration date and the reference number of each Letter of Credit issued by it outstanding at any time during such month and the aggregate amount payable by the Company and, if applicable, any other L/C Account Party, during such month; provided, however, that the failure to provide such schedules or information shall not result in any liability on the part of the Issuing Bank. In addition, upon the request of the Agent, the Issuing Bank (or applicable Bank if the Issuing Bank is an affiliate of a Bank) shall furnish to the Agent copies of any Letter of Credit and any L/C Request with respect to a Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Agent. Upon the reasonable request of any Bank, the Agent will provide to such Bank information concerning such Letters of Credit.

            (J)   Indemnification; Exoneration.

                  (i) In addition to amounts payable as elsewhere provided in this Section 2.17, the Company hereby agrees to protect, indemnify, pay and save harmless the Agent, the Issuing Bank and each Bank from and against any and all liabilities and costs (including, without limitation, reasonable attorneys' fees) which the Agent, the Issuing Bank or such Bank may incur or be subject to as a consequence, direct or indirect, of (a) the issuance of any Letter of Credit, other than as a result of such Person's gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (b) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "Governmental Acts").

                  (ii) As among the Company (and any other L/C Account Party), the Banks, the Agent and the Issuing Bank, the Company (and any L/C Account Party) assume all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the L/C Request and the laws and/or other rules to which a Letter of Credit is subject, none of the Agent, the Issuing Bank, or any Bank shall be responsible (in the absence of gross negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction) for, and the rights and remedies of the Agent, the Issuing Bank or any Bank against the Company or any of its Subsidiaries shall not be impaired by: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit for so long as the documentation appears on its face to be valid, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason (for so long as such instrument appears on its face to be valid); (c) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, facsimile, or other similar form of teletransmission or otherwise; (e) errors in interpretation of technical trade terms or any other terms and conditions of the Letter of Credit; (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (g) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (h) the imposition of law or practice other than that chosen in the Letter of Credit or L/C Request at the time of issuance; and (i) any consequences arising from causes beyond the control of the Agent, the Issuing Bank and the Banks, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers under this Section 2.17(J).

                  (iii) The Issuing Bank is expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms and conditions of a Letter of Credit without regard to, and without any duty on the Issuing Bank's part to inquire into, the existence of any disputes or controversies between the Company or any other L/C Account Party, any beneficiary or any other Person or the rights, duties or liabilities of any of them. If a Letter of Credit shall have been requested by the Company for the accommodation of a third party, any instruction, consent, approval and other action or inaction of such third party with respect to a Letter of Credit or transactions thereunder shall be deemed to be the act or omission of the Company for all purposes hereof, and the Issuing Bank shall be entitled to rely thereon.

                  (iv) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit, L/C Application or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the Issuing Bank, the Agent or any Bank under any resulting liability to the Company and/or any other L/C Account Party or relieve the Company or any such L/C Account Party of any of its obligations hereunder to any such Person.

Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Company contained in this
Section 2.17(J) shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

            (K) Power of Attorney. The Company irrevocably appoints the Issuing Bank as attorney in fact for the Company or any other L/C Account Party to execute, file, register or record, in the name of the Company or such L/C Account Party, any document or instrument of any kind or description including, without limitation thereto, assignments and endorsements, which come into the possession of the Issuing Bank under a Letter of Credit or upon instructions of the Company or such L/C Account Party, and to perform such other acts in connection with any Letter of Credit as the Company or such L/C Account Party may be required to perform hereunder, upon failure of the Company or such L/C Account Party to so act.

            (L) Applicable Law. Except as otherwise expressly provided herein, in any L/C Request or in any Letter of Credit, the Issuing Bank may rely for interpretation of a Letter of Credit or instructions or documents related thereto or issued under or in purported compliance with the foregoing, on the Uniform Customs and Practice for Documentary Credits, ICC Publication No. 500 or the International Standby Practices 1998, whichever is stated as the governing rules in the Letter of Credit.

            (M) Waiver of Discrepancies and Binding Terms on Issuing Bank's Decisions. The Company agrees that the Issuing Bank's decision, in accordance with standard banking practice, absent gross negligence or willful misconduct, of whether the documents presented appear on their face to comply with the terms and conditions of the Letter of Credit shall be conclusive and binding on the Company and any other L/C Account Party. If the Issuing Bank determines that any draft or document does not appear to comply with the terms and conditions of the Letter of Credit, the Issuing Bank using its sole judgment may approach the Company (and, if appropriate, any other L/C Account Party) for a waiver of the discrepancy or discrepancies, but shall not be obligated to do so. If the Issuing Bank determines that a presentation appears to comply with the terms and conditions of the Letter of Credit, the Issuing Bank is authorized to pay the amount thereof regardless of receipt of notice from the Company, any other L/C Account Party or another person that any required document is forged or materially fraudulent.

            SECTION 2.18. Increase of Aggregate Commitment.

            (A) At any time, the Company may arrange (in consultation with the Agent) for the Aggregate Commitment to be increased by an aggregate amount of up to $250,000,000 without the prior written consent of any Banks not participating in such increase; provided, that (i) any such increase shall be in a minimum aggregate principal amount of $50,000,000 or any larger multiple of $1,000,000 and (ii) the Aggregate Commitment shall at no time exceed $2,250,000,000. The Company shall provide notice of such proposed increase in a written notice to the Agent and the Banks not less than twenty (20) Domestic Business Days prior to the proposed effective date of such increase, which notice (a "Commitment Increase Notice") shall specify the amount of the proposed increase in the Aggregate Commitment and the proposed effective date of such increase. No Bank shall have any obligation to increase its Commitment pursuant to a Commitment Increase Notice, and the Company shall not be required to offer any Bank an opportunity to participate in the requested increase.

            (B) Not later than three (3) Domestic Business Days prior to the proposed effective date, the Company shall notify the Agent of (i) any existing Bank (each, a "Proposed Increase Bank") that shall have agreed to increase its Commitment in connection with such Commitment Increase Notice and (ii) any financial institution that shall have agreed to become a "Bank" party hereto (each, a "Proposed New Bank") in connection with such Commitment Increase Notice. Each Proposed Increase Bank and Proposed New Bank, and the allocation of the proposed increase in the Aggregate Commitment, shall be subject to the consent of the Agent, the Swingline Lender and the Issuing Bank (which consent shall not be unreasonably withheld). If the Company shall not have arranged for existing Banks and Proposed New Banks to commit to increases in their Commitment or new Commitments, as applicable, in an aggregate amount equal to the proposed increase in the Aggregate Commitment, then the Company shall be deemed to have reduced the amount of its Commitment Increase Notice to the aggregate amount of such increases and new Commitments. The Agent shall notify the Company and the Banks on or before the Domestic Business Day immediately prior to the proposed effective date of the amount of each Proposed Increase Bank's incremental and aggregate commitment and each Proposed New Bank's Commitment (the "Effective Commitment Amount") and the amount of the Aggregate Commitment, which amount shall be effective on the following Domestic Business Day.

            (C) Any increase in the Aggregate Commitment shall be subject to the following conditions precedent: (i) the Company shall have reaffirmed its guarantee of the obligations of Masco Europe, such reaffirmation to be in writing and in form and substance reasonably satisfactory to the Agent,
      (ii) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the Aggregate Commitment, all representations and warranties shall be true and correct in all material respects as though made on such date (unless any such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct in all material respects as of such date) and no Default or Event of Default shall have occurred and then be continuing, (iii) the Borrowers, the Agent, the Swingline Lender, the Issuing Bank and each Proposed New Bank or Proposed Increase Bank shall have executed and delivered a Commitment and Acceptance ("Commitment and Acceptance") substantially in the form of Exhibit G hereto, (iv) the Borrowers and any Proposed New Bank shall otherwise have executed and delivered such other instruments, documents and agreements as the Agent shall have reasonably requested in connection with such increase, and (v) any Proposed New Bank shall have completed and submitted to the Agent an Administrative Questionnaire. If any fee shall be charged by the Banks and is agreed to by the Company in connection with any such increase, such fee shall be in accordance with then prevailing market conditions, which market conditions shall have been reasonably documented by the Agent to the Company. Upon satisfaction of the conditions precedent to any increase in the Aggregate Commitment, the Agent shall promptly advise the Company and each Bank of the effective date of such increase. Upon the effective date of any increase in the Aggregate Commitment that is provided by a Proposed New Bank, such Proposed New Bank shall be a party to this Agreement as a Bank and shall have the rights and obligations of a Bank hereunder. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Bank to increase its Commitment hereunder at any time.

            (D) Upon the execution and delivery of such Commitment and Acceptance, the Agent shall reallocate any outstanding Loans ratably among the Banks after giving effect to each such increase in the Aggregate Commitment; provided, that the Borrowers hereby agree to compensate each Bank for all losses, expenses and liabilities incurred by such Bank in connection with the sale and assignment of any Eurocurrency Loans hereunder on the terms and in the manner as set forth in Section 2.12.

                            ARTICLE III: CONDITIONS

            SECTION 3.01. All Borrowings. The obligation of (i) any Bank to make a Loan on the occasion of any Borrowing, (ii) the Swingline Lender to make any Swingline Loan hereunder or (iii) the Issuing Bank to issue, amend, renew or extend any Letter of Credit hereunder, is subject to the satisfaction of the following conditions:

            (A) receipt by (i) the Agent of a Notice of Borrowing as required by Section 2.02, (ii) the Swingline Lender of a Notice of Swingline Borrowing as required by Section 2.02 or (iii) the Issuing Bank of a L/C Request as required by Section 2.17(C), as applicable;

            (B) the fact that, immediately after such Borrowing, Swingline Loan or Letter of Credit issuance, amendment, renewal or extension, (i) the aggregate outstanding Dollar Amount of the Loans and L/C Obligations will not exceed the Aggregate Commitment, (ii) the aggregate outstanding Dollar Amount of Eurocurrency Loans denominated in euro will not exceed $750,000,000, (iii) in the case of each borrowing of a Swingline Loan, the aggregate outstanding Dollar Amount of all Swingline Loans will not exceed the Swingline Amount and (iv) in the case of each Letter of Credit issuance, the aggregate outstanding amount of all L/C Obligations will not exceed $250,000,000;

            (C) the fact that, immediately before and after such Borrowing, Swingline Loan or Letter of Credit issuance, (i) in the case of a Refunding Borrowing, no Event of Default shall have occurred and be continuing and (ii) in the case of any other Borrowing, any Swingline Loan or Letter of Credit issuance, amendment, renewal or extension, as applicable (other than a Refunding Borrowing), no Default shall have occurred and be continuing; and

            (D) the fact that the representations and warranties of the Borrowers contained in this Agreement (except, in the case of a Refunding Borrowing or a Commercial Paper Borrowing, the representations and warranties set forth in Sections 4.04(C), 4.05, 4.06 (other than clause
      (i) thereof), 4.07, 4.10 and 4.11) shall be true in all material respects on and as of the date of such Borrowing, Swingline Loan or Letter of Credit issuance, amendment, renewal or extension, as applicable.

            Each Borrowing, Swingline Loan or Letter of Credit issuance, amendment, renewal or extension made hereunder shall be deemed to be a representation and warranty by the Borrower requesting such Borrowing, Swingline Loan or Letter of Credit issuance, amendment, renewal or extension on the date of such Borrowing, Swingline Loan or Letter of Credit issuance, amendment, renewal or extension, as applicable, as to the facts specified in subsections
(B), (C) and (D) of this Section.

            SECTION 3.02. Effectiveness of this Agreement. The Banks shall not be required to make any Loans, the Swingline Lender shall not be required to make any Swingline Loans, the Issuing Bank shall not be required to issue any Letters of Credit hereunder and this Agreement shall not become effective, unless the Agent shall have received each of the following (with sufficient copies for the Banks):

            (A) duly executed signature pages to this Agreement from each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of facsimile or other written confirmation from such party that it has executed a counterpart hereof);

            (B) written opinions of each of (i) John R. Leekley, Senior Vice President-General Counsel of the Company, substantially in the form of Exhibit C-1 hereto, (ii) Linklaters Loesch, Luxembourg counsel of Masco Europe, substantially in the form of Exhibit C-2 hereto, and, in each case, covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request and (iii) Sidley Austin Brown & Wood LLP, counsel for the Agent and addressed to the Banks, with respect to the enforceability of this Agreement and the Notes issued on the Closing Date, substantially in the form of Exhibit C-3;

            (C) receipt by the Agent of a certificate of a duly authorized officer of the Company, dated the Closing Date, certifying that (i) as of such date no Default shall have occurred and be continuing, (ii) as of such date each of the representations and warranties of the Company contained in this Agreement are true in all material respects and (iii) as of such date there has been no Material Adverse Change;

            (D) receipt by the Agent of all documents it reasonably requested relating to the existence of the Company and Masco Europe, the corporate authority for and the validity of this Agreement (including the Letter of Credit facility evidenced hereby) and any other matters relevant thereto, all in form and substance satisfactory to the Agent, including, without limitation, (i) copies of the Certificate of Incorporation or Articles of Association of each Borrower, together with all amendments thereto, each certified by the appropriate governmental officer in its respective jurisdiction of organization, (ii) (a) in the case of the Company, a certificate of good standing certified by the Secretary of State of Delaware and a certificate of good standing certified by the Secretary of State of Michigan, and (b) in the case of Masco Europe, a duly certified excerpt from the Register of Commerce and Companies in Luxembourg, and a non-bankruptcy certificate with respect to Masco Europe, and (iii) a secretary's certificate of each Borrower certifying (a) resolutions of the board of directors of such Borrower authorizing the execution, delivery and performance of this Agreement and the Notes, (b) the names and true signatures of the incumbent officers or managers of such Borrower, as applicable, authorized to sign the Agreement and the Notes, (c) that there have been no changes in the Certificate of Incorporation or Articles of Association of such Borrower, as applicable, since the date of the certification thereof by the applicable governmental authority in clause
      (i) above, and (d) the by-laws or similar document as in effect on the date of such certification;

            (E)   Evidence satisfactory to the Agent that the Prior Credit
                  Agreements have terminated and that all obligations,
      indebtedness and liabilities outstanding under the Prior Credit Agreements have been repaid in full, or the Company has arranged for such termination and repayment from the proceeds of the initial Loans hereunder (in either case, as documented in a payoff letter in form and substance reasonably satisfactory to the Agent);

            (F) Evidence satisfactory to the Agent that the Company has paid to the Agent, the Syndication Agent and the Arrangers the fees agreed to in the fee letters described in Section 7.09; and

            (G) such other documents, instruments and agreements as the Agent may reasonably request.

                   ARTICLE IV: REPRESENTATIONS AND WARRANTIES

            The Company (and to the extent applicable thereto, Masco Europe) represents and warrants that:

            SECTION 4.01. Corporate Existence and Power. The Company and its Domestic Subsidiaries and Masco Europe are duly organized, validly existing and in good standing under the laws of their respective jurisdiction of formation, and have all requisite powers and all material governmental licenses, authorizations, consents and approvals required to carry on their businesses, considered as a whole, substantially as now conducted.

            SECTION 4.02. Corporate and Governmental Authorization; No Contravention; Filing; No Immunity.

            (A) The execution, delivery and performance by the Company and Masco Europe of this Agreement and the Notes, are within the Company's and Masco Europe's respective corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except filings under the Securities Exchange Act of 1934) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws or other constitutive documents of the Company or Masco Europe or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or Masco Europe or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

            (B) To ensure the enforceability or admissibility in evidence of this Agreement and each Note to which Masco Europe is a party in Luxembourg, it is not necessary that this Agreement or any such Note to which Masco Europe is a party or any other document be filed or recorded with any court or other authority in Luxembourg or that any stamp or similar tax be paid to or in respect of this Agreement or any such Note. The qualification by any Bank or the Agent for admission to do business under the laws of Luxembourg does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Bank or the Agent of any right, privilege, or remedy afforded to any Bank or the Agent in connection with this Agreement or any Note to which such Masco Europe is a party or the enforcement of any such right, privilege, or remedy against Masco Europe. The performance by any Bank or the Agent of any action required or permitted under this Agreement or any Note will not (i) violate any law or regulation of Luxembourg or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of Luxembourg or political subdivision or taxing authority thereof (other than taxes on the overall net income of such Bank or its Applicable Lending Office or franchise or similar taxes imposed by Luxembourg to the extent such Bank or its Applicable Lending Office shall be situated in Luxembourg), or
      (iii) violate any rule or regulation of any federation or organization or similar entity of which Luxembourg is a member, except such violations or liabilities, or increases thereof which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the business or financial position of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

            (C) Neither Masco Europe nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. Masco Europe's execution and delivery of this Agreement constitute, and the exercise of its rights and performance of and compliance with its obligations under this Agreement will constitute, private and commercial acts done and performed for private and commercial purposes.

            SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and Masco Europe, enforceable against them in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity, and the Notes when executed and delivered in accordance with this Agreement will constitute valid and binding obligations of the Company and Masco Europe enforceable against them in accordance with their terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

            SECTION 4.04. Financial Information.

            (A) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 2003 and the related consolidated statements of income and cash flows for the Fiscal Year then ended, reported on by PricewaterhouseCoopers LLP and set forth in the Company's 2003 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and the consolidated results of their operations and their cash flows for such Fiscal Year.

            (B) The unaudited condensed consolidated balance sheet of the Company and its Consolidated Subsidiaries as of June 30, 2004 and the related unaudited condensed statements of consolidated income and consolidated cash flows for the six months then ended, set forth in the Company's quarterly report for the fiscal quarter ended June 30, 2004 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, on a basis consistent with the financial statements referred to in subsection (A) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

            (C)   No Material Adverse Change has occurred or is continuing.

            SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which, in the reasonable opinion of the Company, has resulted in or is likely to result in a Material Adverse Change or which in any manner draws into question the validity of this Agreement or the Notes.

            SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group
(i) has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and (ii) is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (x) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (y) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, in each case securing an amount greater than $10,000,000 or (z) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

            SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Company conducts appropriate reviews of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates pertinent liabilities and costs (including, without limitation, capital or operating expenditures required for clean-up or closure of properties presently or previously owned or for the lawful operation of its current facilities, required constraints or changes in operating activities, and evaluation of liabilities to third parties, including employees, together with pertinent costs and expenses). On the basis of this review, the Company has reasonably concluded that Environmental Laws are not likely to have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

            SECTION 4.08. Taxes. United States Federal income tax returns of the Company and its Subsidiaries have been examined and closed through the Fiscal Year ended December 31, 2002. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown as due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which, in the opinion of the Company, adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other like governmental charges are, in the opinion of the Company, adequate.

            SECTION 4.09. Not an Investment Company. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 4.10. Compliance with Laws. The Company complies, and has caused each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings, (ii) no officer of the Company is aware that the Company or the relevant Subsidiary has failed to comply therewith or (iii) the Company has reasonably concluded that failure to comply is not likely to have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole.

            SECTION 4.11. Foreign Employee Benefit Matters. (a) Each Foreign Employee Benefit Plan is in compliance with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan; (b) there are no deficiencies in contributions, payments or other funding required of the Company and its Subsidiaries by applicable law or the governing plan documents with respect to any governmental or statutory Foreign Pension Plan, and the present value of the aggregate accumulated benefit obligations under all other Foreign Pension Plans does not exceed the current fair market value of the assets held in the trusts for such Plans; (c) with respect to any Foreign Employee Benefit Plan maintained or contributed to by any member of the ERISA Group (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained; and (d) there are no actions, suits or claims pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or any Subsidiary of it or any member of the ERISA Group with respect to any Foreign Employee Benefit Plan, except in each case where such failure to comply, deficiencies, excess obligations, absence of reserves, or actions, suits or claims would not individually or in the aggregate have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

                              ARTICLE V: COVENANTS

            The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Loan or any Letter of Credit or otherwise hereunder remains unpaid:

            SECTION 5.01. Information. The Company will furnish to the Agent for distribution to each of the Banks (including, if so desired, by means of electronic communications in accordance with Section 9.01):

            (A)   as soon as available and in any event within the earlier of
      (i) ninety-five (95) days after the end of each Fiscal Year and (ii) the date on which the following items are required to be delivered to the Securities and Exchange Commission, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such

      Fiscal Year and the related consolidated statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, whose report shall be without material qualification;

            (B)   as soon as available and in any event within the earlier of
      (i) fifty (50) days after the end of each of the first three quarters of each Fiscal Year and (ii) the date on which the following items are required to be delivered to the Securities and Exchange Commission, a condensed consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter, the related condensed consolidated statement of income for such quarter and the related condensed consolidated statements of income and cash flows for the portion of such Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified, to the best of his or her knowledge (subject to normal year-end adjustments), as to fairness of presentation, and consistency with generally accepted accounting principles (except for changes concurred in by the Company's independent public accountants) by the chief financial officer or the treasurer of the Company;

            (C) simultaneously with the delivery of each set of financial statements referred to in subsections (A) and (B) above, a certificate of the chief financial officer or the treasurer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.02 to 5.04, inclusive, on the date of such financial statements, (ii) stating, to the best of his or her knowledge, whether any Default exists on the date of such certificate and (iii) if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

            (D) within ten (10) days after any officer of the Company becomes aware of the existence of any Default, unless such Default shall have been cured before the end of such ten (10) day period, a certificate of the chief financial officer or the treasurer of the Company setting forth the details of such Default and the action which the Company is taking or proposes to take with respect thereto;

            (E) promptly upon the filing thereof, copies of all reports on Forms 10-K, 10-Q and 8-K and similar regular and periodic reports which the Company shall have filed with the Securities and Exchange Commission;

            (F) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice, (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
      Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the treasurer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; provided that no such certificate shall be required unless the aggregate unpaid actual or potential liability of members of the ERISA Group involved in all events referred to in clauses (i) through (vii) above of which officers of the Company have obtained knowledge and have not previously reported under this subsection (F) exceeds $25,000,000;

            (G) promptly and in any event not more than ten (10) days after any officer of the Company becomes aware of the occurrence of any event which would cause the representations and warranties set forth in Section
      4.11 to be in breach as of such date, a certificate of the chief financial officer or treasurer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable Subsidiary of the Company is required or proposes to take;

            (H) immediately after any officer of the Company obtains knowledge of a change in the rating of the Company's outstanding senior unsecured long-term debt securities by Moody's or S&P, a certificate of the chief financial officer or treasurer of the Company setting forth the details thereof; and

            (I) from time to time such additional information regarding the financial position or business of the Company as the Agent, at the request of any Bank, or the Issuing Bank may reasonably request.

            SECTION 5.02. Financial Covenants.

            (A) Minimum Consolidated Net Worth. At no time will Consolidated Net Worth be less than Minimum Consolidated Net Worth. "Minimum Consolidated Net Worth" means $3,600,000,000, and shall be adjusted at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending on September 30, 2004, as follows:

                  (i) increased by 33% of Consolidated Net Income for such Fiscal Quarter; provided that, if Consolidated Net Income for such Fiscal Quarter is a negative number (a "Consolidated Net Loss"), an amount up to 33% of such Consolidated Net Loss shall be applied first to reduce Minimum Consolidated Net Worth to the extent of offsetting prior increases (if any) in Minimum

            Consolidated Net Worth made pursuant to this clause (i) during the same Fiscal Year and second to reduce (but not below zero) any future increase in Minimum Consolidated Net Worth that would otherwise be made pursuant to this clause (i) during the same Fiscal Year; and

                  (ii) increased by an amount equal to 50% of all increases in Consolidated Net Worth during such Fiscal Quarter attributable to sales or issuances of the Company's Equity Securities; provided that an amount up to 50% of all decreases in Consolidated Net Worth during such Fiscal Quarter attributable to purchases or other retirements of the Company's Equity Securities shall be applied first to offset any increase in Minimum Consolidated Net Worth that would otherwise be made pursuant to this clause (ii) at the end of such Fiscal Quarter, second to reduce Minimum Consolidated Net Worth to the extent of offsetting prior increases (if any) in Minimum Consolidated Net Worth made pursuant to this clause (ii) and third to reduce (but not below zero) any future increase in Minimum Consolidated Net Worth that would otherwise be made pursuant to this clause (ii).

            (B)   Maximum Debt to Capitalization. At no time will the ratio of
      (i) Consolidated Debt to (ii) the sum of Consolidated Debt and Consolidated Adjusted Net Worth exceed 60%; provided, however, that for the purposes of the limitations provided in, and computations under, this
      Section 5.02(B), "Debt" shall not include (a) with respect to the Company, any Refunding Debt of the Company to the extent that and for so long as such Debt constitutes Refunding Debt, and (b) with respect to any Subsidiary, any Debt of such Subsidiary (including any Refunding Debt) to the extent that and for so long as such Debt is exempt from the incurrence test in Section 5.03(A) as a result of the application of Section 5.03(B) or (C).

The foregoing covenants will be tested on a consolidated basis as of the end of each Fiscal Quarter.

            SECTION 5.03. Limitations on Subsidiary Debt.

            (A) The Company will not at any time permit any Consolidated Subsidiary to create, incur, issue, guarantee, assume or suffer to exist any Debt if, immediately after giving effect thereto, the aggregate outstanding amount of Debt (determined at that time) of all Consolidated Subsidiaries (other than Debt owed to the Company or one or more other Consolidated Subsidiaries) would exceed 20% of Consolidated Net Worth (calculated as of the last day of the most recently ended Fiscal Quarter).

            (B) Subsection (A) above shall not prevent (i) a Consolidated Subsidiary from creating, incurring, issuing, guaranteeing or assuming Debt for the purpose of extending, renewing or Refunding an equal or greater principal amount of Debt then outstanding of such Consolidated Subsidiary; provided, that subsection (A) shall apply to the extent that the aggregate principal amount of any such extending, renewing or Refunding Debt exceeds the aggregate principal amount of the Debt being extended, renewed or refunded, or (ii) the creation, incurrence, issuance, guarantee or assumption of Debt owed to or owned by the Company or a Consolidated Subsidiary. For purposes of this subsection (B) and Section 5.02(B), Debt (whether constituting Debt of the Company or of any Subsidiary) is deemed to be for the purpose of "REFUNDING" other Debt if and to the extent that (i) no later than five
      (5) Domestic Business Days after the refunding Debt is incurred, the Company delivers to the Agent written notice stating that the purpose of such Debt is to refund outstanding Debt and specifying the Debt to be refunded, (ii) the proceeds of such refunding Debt are held in the form of cash or High Quality Investments (free of any Lien except a Lien securing the specified Debt to be refunded) until such specified Debt is repaid and
      (iii) such specified Debt to be refunded is repaid within forty-five (45) days after the refunding Debt is incurred; it being understood and agreed that (x) upon repayment of the specified Debt with proceeds of the refunding Debt, the refunding Debt shall constitute Consolidated Debt for the purposes of Section 5.02(B), and (y) to the extent that the specified Debt is not so repaid within forty-five (45) days after the refunding Debt is originally incurred, the refunding Debt shall constitute Consolidated Debt for purposes of Section 5.02(B) and shall be deemed to be incurred as Debt for the purposes of Section 5.03(A) on the forty-sixth (46th) day after such original incurrence.

            (C) For purposes of the limitations provided in, and computations under, Section 5.03(A), (i) when an entity becomes a Consolidated Subsidiary it shall be deemed to create at such time all the Debt it has outstanding immediately after such time (provided that, if after giving effect to this clause (i), the aggregate outstanding amount of Debt of all Consolidated Subsidiaries (other than Debt owed to the Company or one or more other Consolidated Subsidiaries) would be greater than 20% but less than 60% of Consolidated Net Worth, this clause (i) shall not apply at the time such entity becomes a Consolidated Subsidiary, but such entity shall be deemed to create on the 15th day after it becomes a Consolidated Subsidiary all the Debt it has outstanding on such 15th day), (ii) the disposition (other than to a Consolidated Subsidiary or the Company) by the Company or a Subsidiary of capital stock of any Consolidated Subsidiary which holds Debt that is owed by any other Consolidated Subsidiary so that the disposed Consolidated Subsidiary ceases to be a Consolidated Subsidiary after such disposition shall be deemed the creation of such Debt, and (iii) the disposition (other than to a Consolidated Subsidiary or the Company) by the Company or any Consolidated Subsidiary of its right to repayment of Debt that is owing by any Consolidated Subsidiary shall be deemed the creation of such Debt.

            SECTION 5.04. Negative Pledge. Neither the Company nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

            (A) Liens existing on June 30, 2004 and continuing to exist on the Closing Date securing Debt outstanding on June 30, 2004 and continuing to exist on the Closing Date in an aggregate principal amount not exceeding $50,000,000;

            (B) any Lien existing on any asset of any entity at the time such entity becomes a Consolidated Subsidiary and not created in contemplation of such event;

      provided that the obligations secured by such Lien are not increased and are not secured by any additional assets;

            (C) any Lien on any asset securing Debt incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring such asset (or acquiring a corporation or other entity which owned such asset); provided that such Lien attaches to such asset concurrently with or within ninety (90) days after such acquisition;

            (D) any Lien on any asset of any entity existing at the time such entity is merged or consolidated with or into the Company or a such Consolidated Subsidiary and not created in contemplation of such event; provided that the obligations secured by such Lien are not increased and are not secured by any additional assets;

            (E) any Lien existing on any asset prior to the acquisition thereof by the Company or a Consolidated Subsidiary and not created in contemplation of such acquisition; provided that the obligations secured by such Lien are not increased and are not secured by any additional assets;

            (F) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing subsections of this Section; provided that such Debt is not increased and is not secured by any additional assets;

            (G) any Lien in favor of the holder of indebtedness (or any Person or entity acting for or on behalf of such holder) arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and no Default under Section 6.01(K) shall have occurred and is continuing in connection therewith;

            (H) Liens incidental to the normal conduct of its business or the ownership of its assets which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $100,000,000 and (iii) do not in the aggregate materially detract from the value of the assets of the Company and its Consolidated Subsidiaries taken as a whole or in the aggregate materially impair the use thereof in the operation of the business of the Company and its Consolidated Subsidiaries taken as a whole; and

            (I) Liens securing Debt which are not otherwise permitted by the foregoing subsections of this Section; provided that the aggregate outstanding principal amount of Debt secured by all such Liens shall not at any time exceed 15% of Consolidated Net Worth (calculated as of the last day of the most recently ended Fiscal Quarter).

            SECTION 5.05. Consolidations, Mergers and Sale of Assets.

            (A) Neither the Company nor Masco Europe will directly or indirectly sell, lease, transfer or otherwise dispose of all or substantially all of its assets, or merge or consolidate with any other Person, or acquire any other Person through purchase of assets or capital stock, unless either (i) the Company or Masco Europe, as applicable, shall be the continuing or surviving corporation or (ii) the successor or acquiring corporation (if other than the Company or Masco Europe, as applicable) shall be a corporation organized under the laws of (x) one of the States of the United States of America in the case of a merger or consolidation of the Company, or (y) the Grand Duchy of Luxembourg in the case of a merger or consolidation of Masco Europe, and shall assume, by a writing satisfactory in form and substance to the Required Banks, all of the obligations of the Company or Masco Europe, as applicable, under this Agreement and the Notes, including all covenants herein and therein contained, in which case such successor or acquiring corporation shall succeed to and be substituted for the Company or Masco Europe, as applicable, with the same effect as if it had been named herein as a party hereto.

            (B) No disposition of assets, merger, consolidation or acquisition referred to in subsection (A) of this Section shall be permitted if, immediately after giving effect thereto, the Company would be in Default under any of the terms or provisions of this Agreement.

            SECTION 5.06. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings, (ii) no officer of the Company is aware that the Company or any Subsidiary has failed to comply therewith or (iii) the Company has reasonably concluded that failure to comply is not likely to have a material adverse effect on the business, financial position or results of operations the Company and its Consolidated Subsidiaries, taken as a whole.

            SECTION 5.07. Use of Proceeds. The Borrowers shall use the proceeds of the Loans to provide funds for general corporate purposes, including, commercial paper liquidity, acquisitions, refinancing of the Prior Credit Agreements and working capital purposes. None of the proceeds of the Loans made under this Agreement will be used in violation of any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System).

            SECTION 5.08. Insurance. The Company and its Consolidated Subsidiaries considered as a whole will maintain with financially sound and reputable insurance companies insurance in such amounts and covering such risks as is consistent with sound business practice, and the Company will furnish to the Agent upon request full information as to the insurance carried; provided, that the Company and its Subsidiaries may self-insure to the extent the Company reasonably determines that such self insurance is consistent with prudent business practice.

            SECTION 5.09. Inspection. The Company will, and will cause each Subsidiary to, permit the Agent, on behalf of itself or any requesting Bank, by its representatives and agents, to inspect any of the property, books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such times and intervals, having due regard for the ongoing business of the Company and its Subsidiaries, as the Agent, on behalf of itself or any requesting Bank, may reasonably request.

                              ARTICLE VI: DEFAULTS

            SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

            (A) any Borrower shall fail to pay (i) when due any principal of any Loan or any Reimbursement Obligation or (ii) within five (5) days of the due date thereof, any interest, fees or other amounts payable under this Agreement;

            (B) the Company or, if applicable, Masco Europe shall fail to observe or perform any covenant contained in Sections 5.02 to 5.05, inclusive;

            (C) the Company shall fail to observe or perform its guaranty of the Guaranteed Obligations pursuant to Article X hereof;

            (D)   the Company or Masco Europe shall fail to observe or perform
      (i) any covenant in Section 5.01(D) for twenty (20) days after written notice thereof has been given to the Company by the Agent at the request of any Bank or (ii) any covenant or agreement contained in this Agreement (other than those covered by subsection (A) or (B) above or clause (i) of this subsection D) for thirty (30) days after written notice thereof has been given to the Company by the Agent at the request of any Bank;

            (E) any representation, warranty, certification or statement made by the Company or Masco Europe in this Agreement or any amendment hereof or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed to have been made; provided that, if any representation and warranty deemed to have been made by the Company or Masco Europe pursuant to the last sentence of Section 3.01 as to the satisfaction of the condition of borrowing set forth in clause (i) of
      Section 3.01(C) shall have been incorrect solely by reason of the existence of an Event of Default of which the Company was not aware when such representation and warranty was deemed to have been made and which was cured before or promptly after the Company became aware thereof, then such representation and warranty shall be deemed not to have been incorrect in any material respect;

            (F) the Company or any of its Consolidated Subsidiaries shall fail to make one or more payments in respect of any Material Debt (other than Acquired Debt in an aggregate outstanding principal amount not exceeding $75,000,000) when due or within any applicable grace period, and such failure has not been waived;

            (G) the Company or any Consolidated Subsidiary shall fail to observe or perform any term, covenant or agreement contained in any instrument or agreement (other than this Agreement) by which it is bound relating to Debt (other than Acquired Debt in an aggregate outstanding principal amount not exceeding $75,000,000) and the effect of all such failures, events and conditions (each a "default") is to cause the maturity of any Material Debt to be accelerated or to permit (any applicable period of grace having expired and any required notice having been given) the holder or holders of any Material Debt (or any Person acting on their behalf) to accelerate the maturity thereof;

            (H) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property under any such law, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it under any such law, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or a resolution shall be adopted by either the shareholders or the board of directors of such corporation to authorize any of the foregoing;

            (I) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary in any United States Federal court or other court of competent jurisdiction seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property under any such law, and in each case such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Company or any Significant Subsidiary as debtors under the federal bankruptcy laws as now or hereafter in effect;

            (J) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $75,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $75,000,000 or; the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Foreign Pension Plan which could reasonably be expected to subject the Company and its Subsidiaries, taken as a whole, to liability in excess of $75,000,000 (a "Material Foreign Pension Plan"); or a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Material Foreign Pension Plan in place of the existing administrator; provided that no Event of Default shall exist under this subsection

      (J) with respect to any Prior Plan unless it is reasonably likely that one or more members of the ERISA Group is liable with respect to the relevant Unfunded Liabilities or current payment obligation, as the case may be;

            (K) a judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of forty-five (45) days; or

            (L) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Company; or Continuing Directors shall cease to constitute a majority of the board of directors of the Company; or the Company shall cease to be (directly or through its wholly-owned Subsidiaries) the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission under the Act) directly or indirectly of at least 100% of the voting power of the outstanding capital stock of Masco Europe ordinarily having the right to vote at an election of directors;

then, and in every such event, the Agent shall if requested by the Required Banks, (i) by notice to the Borrowers, terminate the Commitments and the obligation of the Issuing Bank to issue, amend, renew or extent Letters of Credit and they shall thereupon terminate, (ii) be entitled to request cash collateral for the L/C Obligations pursuant to Section 2.17(G), (iii) by notice to the Borrowers, declare the Loans and Reimbursement Obligations (together with accrued interest thereon) to be, and the Loans and Reimbursement Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided that in the case of any of the Events of Default specified in subsection (H) or (I) above with respect to the Company or any Significant Subsidiary, without any notice to any Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans and Reimbursement Obligations (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

            SECTION 6.02. Notice of Default. The Agent shall give notice to the Company under Section 6.01(D) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                             ARTICLE VII: THE AGENT

            SECTION 7.01. Appointment and Authorization. Each of the Banks irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

            SECTION 7.02. Agent and Affiliates. The financial institution serving as the Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Agent, and such financial institution and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any of the Borrowers or any their respective Subsidiary or other affiliate as if it were not the Agent hereunder.

            SECTION 7.03. Action by Agent and Liability of Agent. The Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (A) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (B) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise in writing as directed by the Required Banks (or such other number or percentage of the Banks as shall be necessary under the circumstances as provided in Section 9.05), and (C) except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their Subsidiaries that is communicated to or obtained by the financial institution serving as Agent or any of its affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary under the circumstances as provided in Section 9.05) or in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by a Borrower or a Bank, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

            SECTION 7.04. Reliance on Documents and Counsel. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for any of the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            SECTION 7.05. Employment of Agents. The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective affiliates and their respective directors, officers, employees, agents and advisors. The exculpatory provisions of the preceding sections shall apply to any such sub-agent and to its affiliates and their respective directors, officers, employees, agents and advisors of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

            SECTION 7.06. Indemnification. To the extent that the Company fails to pay any amount required to be paid by it to the Agent, the Issuing Bank or the Swingline Lender under Section 9.03(A) or (B), each Bank severally agrees to pay to the Agent, the Issuing Bank or the Swingline Lender, as the case may be, ratably in accordance with such Bank's Commitment (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

            SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

            SECTION 7.08. Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided in this section, the Agent may resign at any time by notifying the Banks and the Company. Upon any such resignation, the Required Banks shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be a bank with an office in New York, New York, or an affiliate of any such bank, having a combined capital and surplus of at least $250,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by any Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Agent's resignation hereunder, the provisions of this Article VII and Section 9.03(A) and (B) shall continue in effect for the benefit of such retiring Agent, its sub-agents, its affiliates and their respective directors, officers, employees, agents and advisors in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

            SECTION 7.09. Agent's and Arrangers' Fee. The Company shall pay to each of the Agent and the Arrangers for their own account such fees as agreed upon between the Company, the Agent and the Arrangers and set forth in one or more separate fee letters among the Agent, the Syndication Agent, the Arrangers and the Company.

            SECTION 7.10. Agent, Arrangers, Documentation Agent, Syndication Agent. None of the Agent, the Arrangers, the Documentation Agent or the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of such Banks or the Agent shall have or be deemed to have a fiduciary relationship with any other Bank. Each Bank hereby makes the same acknowledgments with respect to such Banks as it makes with respect to the Agent in Section 7.07.

                     ARTICLE VIII: CHANGE IN CIRCUMSTANCES

            SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Eurocurrency Borrowing or Swingline Loan, as applicable:

            (A) the Agent or the Swingline Lender determines that deposits in the applicable Syndicated Currency (in the applicable amounts) or Agreed Swingline Currency, respectively, are not being offered in the relevant market for such Interest Period, or

            (B) Banks having more than 50% of the aggregate amount of the Commitments advise the Agent that the Eurocurrency Reference Rate, as determined by the Agent, will not adequately and fairly reflect the cost to such Banks of funding their Eurocurrency Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrowers and the Banks, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, (x) the obligations of (i) the Banks to make, continue or convert Eurocurrency Loans in such Syndicated Currency or (ii) the Swingline Lender to make, continue or convert Swingline Loans in such Agreed Swingline Currency, as applicable, shall be suspended, and (y) if the Syndicated Currency or Agreed Swingline Currency is Dollars, each affected Loan shall be converted into a Floating Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the relevant Borrower notifies the Agent at least two (2) Domestic Business Days before the date of any such Eurocurrency Borrowing for which a Notice of Borrowing, or any such Swingline Loan for which a Notice of Swingline Loan, has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Floating Rate Borrowing.

            SECTION 8.02. Illegality. If, after the Closing Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurocurrency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Eurocurrency Lending Office) to honor its binding legal obligation hereunder to make, maintain or fund its Eurocurrency Loans in any Syndicated Currency or any Swingline Loan (other than a Swingline Loan in Dollars to the Company) to any Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrowers, whereupon until such Bank notifies the Borrowers and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Eurocurrency Loans or such Swingline Loans in such currency to such Borrower or to continue outstanding Loans to such Borrower as Eurocurrency Loans or such Swingline Loans, as applicable, in such currency shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Eurocurrency Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given with respect to a Borrower's Eurocurrency Loans denominated in Dollars, or Swingline Loans made to Masco Europe denominated in Dollars, each such Loan of such Bank then outstanding shall be converted to a Floating Rate Loan either (a) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain and fund such Loan as a Eurocurrency Loan or Swingline Loan, as applicable, in Dollars to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such loan as a Eurocurrency Loan or Swingline Loan, as applicable, in Dollars to such day. Interest and principal on any such Floating Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Eurocurrency Loans of the other Banks. If such notice is given with respect to a Borrower's Eurocurrency Loans denominated in euro or Swingline Loan in any currency other than Dollars, such Borrower shall prepay such Loan (i) on the last day of the then current Interest Period if such Bank may lawfully continue to maintain and fund such Loan as a Eurocurrency Loan or Swingline Loan, as applicable, in such currency to such day, or (ii) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Eurocurrency Loan or Swingline Loan, as applicable, in such currency to such day.

            SECTION 8.03. Increased Cost and Reduced Return.

            (A) If on or after the Closing Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Change in Law"):

                  (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Eurocurrency Loans, Swingline Loans (other than Swingline Loans bearing a floating rate of interest made to the Company), its Note, its Letters of Credit, or its obligation to make Eurocurrency Loans or such Swingline Loans or to issue any such Letters of Credit, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Eurocurrency Loans, such Swingline Loans, Reimbursement Obligations or any other amounts due under this Agreement in respect of its Eurocurrency Loans, such Swingline Loans, such Letters of Credit or its obligation to make Eurocurrency Loans or such Swingline Loans or issue such Letters of Credit (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office or franchise or similar taxes imposed by the United States of America or any State or political subdivision thereof or imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Eurocurrency Loan, Swingline Loan (other than Swingline Loans bearing a floating rate of interest made to the Company) or Letter of Credit, any such requirement included in an applicable Eurocurrency Reserve Percentage, associated cost rate or other applicable reserve rate), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Eurocurrency Loans, such Swingline Loans, its Note, its Letters of Credit or its obligation to make Eurocurrency Loans or such Swingline Loans or to issue such Letters of Credit;

      and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Eurocurrency Loan or such Swingline Loan or of issuing any such Letters of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto or under any Letter of Credit issued by such Bank, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the relevant Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that, such Bank shall not be entitled to such compensation for increased costs or reductions incurred more than ninety (90) days prior to the date on which it actually demands (or notifies the relevant Borrower that it will demand) such compensation, provided, further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect. If any Bank demands compensation under this subsection (A) in connection with a Eurocurrency Loan or a Swingline Loan, the relevant Borrower may at any time, upon at least five
      (5) Eurocurrency Business Days' prior notice to such Bank through the Agent, prepay in full each then outstanding affected Eurocurrency Loan or Swingline Loan, as applicable, of such Bank, together with accrued interest thereon to the date of prepayment. Concurrently with prepaying each such Eurocurrency Loan or Swingline Loan, as applicable, of such Bank, such Borrower shall borrow a Floating Rate Loan (or, if such Borrower shall so elect in its notice of prepayment, a Eurocurrency Loan or Swingline Loan of another type) in an equal principal amount from such Bank for an Interest Period coinciding with the remaining term of the Interest Period applicable to such Eurocurrency Loan or Swingline Loan, and such Bank shall make such a Loan notwithstanding any provision herein to the contrary.

            (B) If any Bank shall have determined that, after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen
      (15) days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction; provided that such Bank shall not be entitled to such compensation for reductions incurred more than ninety (90) days prior to the date on which it actually demands (or notifies the Company that it will demand) such compensation, provided, further that if the Change in Law giving rise to such reductions in retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

            (C) Each Bank will promptly notify the Borrowers and the Agent of any event of which it has knowledge, occurring after the Closing Date, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error, provided that the determination of such amount or amounts is made on a reasonable basis. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

            SECTION 8.04. Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article III with respect to any Borrowing in any Agreed Swingline Currency or Syndicated Currency other than Dollars, if there shall occur on or prior to the date of such Borrowing any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Swingline Lender, the Agent or the Required Banks, as applicable, make it impracticable for the Loans comprising such Borrowing to be denominated in the applicable Agreed Swingline Currency or Syndicated Currency, specified by the relevant Borrower, then the Swingline Lender or the Agent as applicable, shall forthwith give notice thereof to such Borrower and the Banks, and such Loans shall not be denominated in such Agreed Swingline Currency or Syndicated Currency, but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing or Conversion/Continuation Notice, as the case may be, as Floating Rate Loans, unless such Borrower notifies the Swingline Lender or the Agent, as applicable, at least four (4) Eurocurrency Business Days or such shorter period of time agreed to by the Swingline Lender or the Agent, as applicable, before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Swingline Currency or Syndicated Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Swingline Lender or the Agent and the Required Banks, as applicable, be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing or Conversion/Continuation Notice, as the case may be.

            SECTION 8.05. Substitute Loans. If (i) the obligation of any Bank to make Eurocurrency Loans or Swingline Loans has been suspended pursuant to
Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 and the Company shall, by at least five (5) Eurocurrency Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section
8.05 shall apply to such Bank, then, unless and until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension or demand for compensation no longer apply, all Loans which would otherwise be made by such Bank as (or continued as or converted to) Eurocurrency Loans or Swingline Loans shall be made instead as Floating Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurocurrency Loans of the other Banks, as applicable). If such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Floating Rate Loan made in substitution of a Eurocurrency Loan shall be converted into a Eurocurrency Loan on the first day of the next succeeding Interest Period applicable to the related Eurocurrency Loans of the other Banks, and each such Floating Rate Loan made in substitution of a Swingline Loan shall be converted into a Swingline Loan on a date mutually agreeable to the Swingline Lender and the applicable Borrower.

            SECTION 8.06. Substitution of Bank. If (i) any Bank shall have failed to fund its pro rata share of any Loan requested by any Borrower hereunder which such Bank is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) the obligation of any Bank to make Eurocurrency Loans has been suspended pursuant to Section 8.02 or (iii) any Bank has demanded compensation under Section 2.11(D) or Section 8.03 (any such Bank affected by clauses (i), (ii) or (iii), herein an "Affected Bank"), the Company shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute financial institution or institutions (which may be one or more of the Banks) to purchase the Loans, Notes and L/C Interest and assume the Commitment of such Bank in accordance with the provisions of Section 9.06(C) and the Company may make written demand on such Affected Bank (with a copy to the Agent) for the Affected Bank to assign, and such Affected Bank shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignment and Assumption Agreements five (5) Eurocurrency Business Days after the date of such demand, to one or more financial institutions which the Company or the Agent, as the case may be, shall have engaged for such purpose, all of such Affected Banks' rights and obligations under this Agreement and the other instruments, documents and agreements delivered or executed from time to time in connection herewith (including, without limitation, its Commitment and all Loans owing to it, all of its participation interests in existing Swingline Loans and Letters of Credit and its obligation to participate in additional Swingline Loans and Letters of Credit hereunder) in accordance with Section 9.06(C). No such assignment by an Affected Bank shall be required unless with respect to such assignment the Affected Bank shall have concurrently received, in cash, all amounts due and owing to the Affected Bank hereunder or under any instruments, documents and agreements delivered or executed from time to time in connection herewith including, without limitation, the aggregate outstanding principal amount of the Loans and L/C Obligations owed to such Bank and any amounts in respect of Letters of Credit and Swingline Loans in which such Bank participated, together with accrued interest and fees through the date of such assignment, amounts payable under Sections 2.11(D), 2.12, 8.03 and 9.03 with respect to such Affected Bank and compensation payable under Section 2.07.

                            ARTICLE IX: MISCELLANEOUS

            SECTION 9.01. Notices.

            (A) All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party: (x) in the case of any Borrower or the Agent, at its address or its facsimile or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or its facsimile or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this
      Section 9.01 and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 9.01; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

            (B) Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Agent and the applicable Bank. The Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

            (C) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto or, in the case of any Bank, by notice to the Agent and the Company. Except as otherwise provided in Subsection (A) above, all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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

            SECTION 9.03. Expenses; Documentary Taxes; Indemnification.

            (A) The Company shall pay (i) all reasonable out-of-pocket expenses of the Agent and the Arrangers, including reasonable fees and disbursements of counsel for the Agent and the Arrangers, in connection with the preparation, negotiation, documentation, syndication, distribution (including, without limitation, via the internet), and administration of this Agreement, any waiver or consent hereunder or any modification or amendment hereof or any Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent, the Arrangers and each Bank, including reasonable fees and disbursements of counsel, independent public accountants and other experts, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Company shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

            (B) The Company agrees to indemnify and defend the Agent, the Arrangers and each Bank and their respective directors, officers, agents, employees and affiliates from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses substantially relating to or arising out of this Agreement or any Borrower's actual or proposed use of proceeds of Loans hereunder, including but not limited to reasonable attorney's fees and settlement costs; provided that (x) the foregoing indemnity shall not apply to any losses, liabilities, claims, damages or expenses to the extent that they (i) do not relate to or arise out of this Agreement or (ii) relate solely to the activities of the parties hereto (other than the Company and its Affiliates) in connection herewith and (y) neither the Agent, the Arrangers nor any Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

            (C) In the event that any action taken by any Bank or Agent under this Agreement or any Note results in any tax or other monetary liability to such party pursuant to the laws of Luxembourg or political subdivision or taxing authority thereof (other than taxes on the overall net income of such Bank or its Applicable Lending Office or franchise or similar taxes imposed by Luxembourg to the extent such Bank or its Applicable Lending Office shall be situated in Luxembourg), Masco Europe hereby agrees to indemnify such Bank or the Agent, as the case may be, against (x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Bank or the Agent and, to the extent Masco Europe makes such indemnification, the incurrence of such liability by the Agent or any Bank will not constitute a Default.

            (D) To the extent permitted by applicable law, neither Borrower shall assert, and each Borrower hereby waives, any claim against the Agent, any Arrangers and any Bank and any of their respective directors, officers, employees, agents or affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the execution,

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

      delivery and performance by the Borrowers of this Agreement, the borrowing of any Loan, the issuance of any Letter of Credit hereunder or the use of the proceeds thereof.

            SECTION 9.04. Right of Set-off; Sharing of Set-Offs.

            (A) If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits at any time held and other obligations at any time owing by such Bank to or for the credit or the account of either of the Borrowers against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement. The rights of each Bank under this subsection are in addition to other rights and remedies (including other rights of set-off) which such Bank may have.

            (B) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Borrower other than its indebtedness under the Loans. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

            SECTION 9.05. Amendments and Waivers.

            (A) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the Agent, the Swingline Lender or the Issuing Bank are affected thereby, by the Agent, the Swingline Lender or the Issuing Bank, as the case may be), provided that no such amendment or waiver shall, unless signed (x) by each Bank adversely affected thereby, (i) increase or decrease the Commitment of any Bank (except for (a) a ratable decrease in the Commitments of all the Banks and (b) increases in the Commitments consummated in accordance with Section 2.18 which shall only require Bank consents to the extent provided in such Section), (ii) reduce the principal of or rate of interest on any Loan or Reimbursement Obligation or any fees hereunder or (iii) postpone the date fixed for any payment of principal of or interest on any Loan or Reimbursement Obligation or any fees hereunder or for the termination of the Commitments, or (y) by each Bank (i) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans or Reimbursement Obligations, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (ii) amend the definition of Syndicated Currency, (iii) release the Company from its Guaranteed Obligations under Article X, (iv) amend Section 2.03(B),
      Section 9.04, this Section 9.05 or (v) amend any Bank's right to receive pro rata distributions of payments and proceeds hereunder (including as set forth in the last sentence of Section 2.10 and in Section 9.04(B)). For purposes of clarification, (a) increases or decreases to the Swingline Amount shall only require the approval of the Borrowers, the Required Banks, the Agent and the Swingline Lender and (b) increases or decreases to the L/C Amount shall only require the approval of the Borrowers, the Required Banks, the Agent and the Issuing Bank.

            SECTION 9.06. Successors and Assigns.

            (A) General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by any Borrower without such consent shall be null and void), except as provided in Section 5.05 and (ii) no Bank may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in subsection (B) of this Section) and, to the extent expressly contemplated hereby, the respective affiliates, directors, officers, employees, agents and advisors of each of the Agent, the Issuing Bank, Swingline Lender and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (B)   Participations.

                  (i) Any Bank may, without the consent of the Company, the Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Bank's rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans owing to it and its L/C Interests); provided that (a) such Bank's obligations under this Agreement shall remain unchanged, (b) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (c) the Company, the Agent, the Issuing Bank, the Swingline Lender and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any

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

            provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i), (ii) or (iii) of Section 9.05 that affects such Participant. Subject to subsection (E) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11(D), 2.12 and 8.03 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection (C) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.04(A) as though it were a Bank, provided such Participant agrees to be subject to Section 9.04(B) as though it were a Bank.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.11(D) or 8.03 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that is not incorporated under the laws of the United States of America or a state thereof shall not be entitled to the benefits of Section 2.11(D) unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with
            Section 2.14 as though it were a Bank.

            (C)   Assignments.

                  (i) (Subject to the conditions set forth in clause (ii) below, any Bank may assign to one or more Banks or other institutions (each an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans at the time owing to it and its L/C Interests) with the prior written consent (such consent not to be unreasonably withheld) of:

                        (a) the Company, provided that no consent of the Company shall be required for an assignment to (1) a Bank or an affiliate of a Bank that is a financial institution or (2) if an Event of Default has occurred and is continuing, any other Assignee,

                        (b)   the Agent;

                        (c)   the Issuing Bank; and

                        (d)   the Swingline Lender.

                  (ii) Assignments shall be subject to the following additional conditions:

                        (a) except in the case of an assignment to a Bank or an affiliate of a Bank or an Approved Fund or an assignment of the entire remaining amount of the assigning Bank's Commitment, Loans or L/C Interests, the amount of the Commitment, Loans or L/C Interests of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $10,000,000 and in multiples of $1,000,000 unless each of the Company and the Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

                        (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement;

                        (c) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $4,000; and

                        (d) the Assignee, if it shall not be a Bank, shall deliver to the Agent an Administrative Questionnaire.

                  (iii) Subject to acceptance and recording thereof pursuant to clause (iv) of this Section, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11(D), 2.12, 8.03 and 9.03). Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section 9.06 shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with subsection (B) of this Section.

                  (iv) The Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans and L/C Draft owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Agent, the Issuing Bank, Swingline Lender and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank, the Swingline Lender and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Bank and an Assignee, the
            Assignee's completed

            Administrative Questionnaire (unless the Assignee shall already be a Bank hereunder), the processing and recordation fee referred to in subsection (C)(ii) of this Section and any written consent to such assignment required by subsection (C)(i) of this Section, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Bank or the Assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.01(B)(ii) and (iii), 2.03(B), 2.11(B), 2.17(E) and (F), 7.03, 7.06
            or otherwise, the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause.

                  (vi) If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.14.

            (D) Additional Pledges and Assignments. Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

            SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

            SECTION 9.08. Confidentiality. Each Bank agrees that all documentation and other information made available by the Borrowers to such Bank under the terms of this Agreement shall (except to the extent requested or required by legal or governmental process or otherwise by law, or if such documentation and other information is publicly available or hereafter becomes publicly available other than by action of any Bank in breach of its obligations under this Section 9.08, or was theretofore known to such Bank independent of any disclosure thereto by the Borrowers) be held in the strictest confidence by such Bank and used solely in connection with administration of this Agreement; provided that (i) such Bank may disclose such documentation and other information to any other Bank or to its affiliates or any other bank or other institution to which such Bank sells, assigns or proposes to sell a participation in or to assign its interest in its Loans hereunder, if such affiliate or other bank or institution, prior to such disclosure, agrees for the benefit of the Borrowers to comply with the provisions of this Section, (ii) such Bank may disclose the provisions of this Agreement, the Notes and the Letters of Credit and the amounts, maturities and interest rates of its Loans to any purchaser or assignee or potential purchaser or assignee of such Bank's interest in any Loan or its L/C Interest, (iii) such Bank may disclose such documentation and other information to the extent required, in such Bank's good faith judgment, to enforce its rights under this Agreement and the Notes and (iv) such Bank may disclose such documentation and other information with the prior written consent of the Company. Notwithstanding any other provisions in this Agreement, each Arranger, the Agents, the Borrowers and each Bank hereby confirms that the Company and the Company's officers, directors, employees, attorneys and accountants and other advisors shall not be limited from disclosing the U.S. tax treatment or U.S. tax structure contemplated hereby.

            SECTION 9.09. Severalty of Obligations. The obligations of the Banks hereunder are several. No failure by any Bank to perform its obligations hereunder shall relieve any other Bank of its obligations hereunder, and no Bank shall be responsible for the performance of any other Bank's obligations hereunder or for any action taken or omitted by any other Bank hereunder.

            SECTION 9.10. Illinois Law; Submission to Jurisdiction. THIS AGREEMENT AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in Chicago for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            SECTION 9.11. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

            SECTION 9.12. WAIVER OF JURY TRIAL; SERVICE OF PROCESS.

            (A) EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, THE ISSUANCE OF ANY LETTER OF CREDIT).

            (B) EACH BORROWER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01, AND MASCO EUROPE HEREBY IRREVOCABLY APPOINTS THE COMPANY AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF AS ITS AGENT FOR SERVICE OF PROCESS OUT OF ANY OF THE COURTS

      REFERRED TO IN SECTION 9.10. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

            SECTION 9.13. USA Patriot Act. Each Bank hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of such Borrower and other information that will allow such Bank to identify such Borrower in accordance with the Act.

                              ARTICLE X: GUARANTY

            As an inducement to the Banks and the Agent to enter into the transactions contemplated by this Agreement, the Company agrees with the Banks and the Agent as follows:

            SECTION 10.01. Guarantee of Obligations.

            (A) The Company hereby (i) guarantees, as principal obligor and not as surety only, to the Banks the prompt payment of the principal of and any and all accrued and unpaid interest (including interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) on the Loans and all other obligations of Masco Europe to the Banks and the Agent under this Agreement when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of this Agreement and the Notes, including, without limitation, fees, reimbursement obligations, default interest, indemnification payments and all reasonable costs and expenses incurred by the Banks and the Agent in connection with enforcing any obligations of Masco Europe hereunder, including without limitation the reasonable fees and disbursements of counsel, (ii) guarantees the prompt and punctual performance and observance of each and every term, covenant or agreement contained in this Agreement and the Notes to be performed or observed on the part of Masco Europe and (iii) agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Banks or the Agent in connection with enforcing the obligations of the Company hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations").

            (B) If for any reason any duty, agreement or obligation of Masco Europe contained in this Agreement shall not be performed or observed by Masco Europe as provided therein, or if any amount payable under or in connection with this Agreement shall not be paid in full when the same becomes due and payable, the Company undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Agent for the account of the Banks regardless of any defense or setoff or counterclaim which Masco Europe may have or assert, and regardless of any other condition or contingency.

            SECTION 10.02. Nature of Guaranty. The obligations of the Company hereunder constitute an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and are wholly independent of and in addition to other rights and remedies of the Banks and the Agent and are not contingent upon the pursuit by the Banks and the Agent of any such rights and remedies, such pursuit being hereby waived by the Company.

            SECTION 10.03. Waivers and Other Agreements. The Company hereby unconditionally (a) waives any requirement that the Banks or the Agent, upon the occurrence of an Event of Default first make demand upon, or seek to enforce remedies against Masco Europe before demanding payment under or seeking to enforce the obligations of the Company hereunder, (b) covenants that the obligations of the Company hereunder will not be discharged except by complete performance of all obligations of Masco Europe contained in this Agreement and the Notes, (c) agrees that the obligations of the Company hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of this Agreement or the Notes, or any limitation on the liability of Masco Europe thereunder, or any limitation on the method or terms of payment thereunder which may or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws),
(d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by Masco Europe under or in connection with this Agreement or the Notes, and further waives any requirement of notice of acceptance of, or other formality relating to, the obligations of the Company hereunder and (e) agrees that the Guaranteed Obligations shall include any amounts paid by Masco Europe to the Banks or the Agent which may be required to be returned to Masco Europe or to their representative or to a trustee, custodian or receiver for Masco Europe.

            SECTION 10.04. Obligations Absolute. The obligations, covenants, agreements and duties of the Company under this Agreement shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of the Company: (a) an assignment or transfer, in whole or in part, of the Loans made to Masco Europe or of this Agreement or any Note although made without notice to or consent of the Company, or (b) any waiver by any Bank or the Agent or by any other person, of the performance or observance by Masco Europe of any of the agreements, covenants, terms or conditions contained in this Agreement or in the Notes, or (c) any indulgence in or the extension of the time for payment by Masco Europe of any amounts payable under or in connection with this Agreement or any Note, or of the time for performance by Masco Europe of any other obligations under or arising out of this Agreement or any Note, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of Masco Europe set forth in this Agreement or any Note (the modification, amendment or waiver from time to time of this Agreement and the Notes being expressly authorized without further notice to or consent of the Company), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Masco Europe or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting Masco Europe or any of its assets, or (f) the merger or consolidation of Masco Europe or the Company with any other person, or (g) the release of discharge of Masco Europe or the Company from the performance or observance of any agreement, covenant, term or condition contained in this Agreement or any Note, by operation of law, or (h) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Company hereunder.

            SECTION 10.05. No Investigation by Banks or Agent. The Company hereby waives unconditionally any obligation which, in absence of such provision, the Banks or the Agent might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, the Company has requested that the Banks and the Agent not undertake such investigation. The Company hereby expressly confirms that the obligations of the Company hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any Bank or the Agent of any such law.

            SECTION 10.06. Indemnity. As a separate, additional and continuing obligation, the Company unconditionally and irrevocably undertakes and agrees with the Banks and the Agent that, should the Guaranteed Obligations not be recoverable from the Company under Section 10.01 for any reason whatsoever (including, without limitation, by reason of any provision of this Agreement or the Notes or any other agreement or instrument executed in connection herewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Bank or the Agent at any time, the Company as sole, original and independent obligor, upon demand by the Agent, will make payment to the Agent for the account of the Banks and the Agent of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in this Agreement and the Notes.

            SECTION 10.07. Subordination, Subrogation, Reinstatement, Etc. The Company agrees that any present or future indebtedness, obligations or liabilities of Masco Europe to Company (the "Intercompany Indebtedness") shall be fully subordinate and subject in right of payment to the prior payment, in full and in cash, of any and all present or future indebtedness, obligations or liabilities of Masco Europe to the Banks and the Agent; provided, that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing the Company may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness to the extent not otherwise prohibited by the terms of this Agreement. Notwithstanding any right of the Company to ask, demand, sue for, take or receive any payment from Masco Europe, all rights, liens and security interests of the Company, whether now or hereafter arising and howsoever existing, in any assets of Masco Europe shall be and are subordinated to the rights of the Banks and the Agent in those assets. The Company agrees that until the Guaranteed Obligations (other than contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to this Agreement have been terminated, the Company will not assign or transfer to any Person (other than the Agent) any claim the Company has or may have against Masco Europe. The Company waives any right of subrogation to the rights of any Bank or the Agent against Masco Europe or any other person obligated for payment of the Guaranteed Obligations and any right of reimbursement or indemnity whatsoever arising or accruing out of any payment which the Company may make pursuant to this Agreement and the Notes, and any right of recourse to security for the debts and obligations of Masco Europe, unless and until the entire principal balance of and interest on the Guaranteed Obligations shall have been paid in full, and to the extent the Company is an "insider" as defined in Section 101(2) of the United States Bankruptcy Code, such waiver shall be permanent and shall not be revoked or terminated in any event, including payment in full and in cash of the principal and interest of the Guaranteed Obligations. If at any time any payment of any Guaranteed Obligations by Masco Europe is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Masco Europe or otherwise, each of the Company's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 MASCO CORPORATION, as a Borrower

                                 By: /s/ Robert B. Rosowski
                                     -------------------------------------------
                                     Name: Robert B. Rosowski
                                     Title: Vice President and Treasurer

                                 21001 Van Born Road
                                 Taylor, Michigan 48180
                                 Attention: President and Senior Vice President
                                            General Counsel
                                 Telecopy Number: (313)374-6135

                                 MASCO EUROPE S.A.R.L, as a Borrower

                                 By: /s/ Robert B. Rosowski
                                     -------------------------------------------
                                     Name: Robert B. Rosowski
                                     Title: Manager

                                 By: /s/ David A. Doran
                                     -------------------------------------------
                                     Name: David A. Doran
                                     Title: Manager

                                 c/o Masco Corporation
                                 21001 Van Born Road
                                 Taylor, Michigan 48180
                                 Attention:  President and Senior Vice President
                                             General Counsel
                                 Telecopy Number (313) 374-6135

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

                                 BANK ONE, NA (MAIN OFFICE CHICAGO), as
                                 Agent, as a Bank, as the Swingline Lender and as an Issuing Bank

                                 By: /s/ Christopher Cavaiani
                                     -------------------------------------------
                                     Name:Christopher Cavaiani
                                     Title:Director

                                 1 Bank One Plaza
                                 IL1-0010
                                 Chicago, IL 60670

                                 Attention: Dennis Degen
                                 Telephone Number: (312)385-7029
                                 Telecopy Number: (312)385-7098
                                 E-Mail:dennis_degen@bankone.com

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

                                 CITIBANK, N.A., as a Bank and as Syndication
                                 Agent

                                 By: /s/ Judith Green
                                     -------------------------------------------
                                     Name: Judith Green
                                     Title: Vice President

                                 388 Greenwich Street, 21st Floor
                                 New York, New York 10013

                                 Attention: Robert Kane
                                 Telephone Number:(212)816-8133
                                 Telecopy Number:(212) 816-8301
                                 E-Mail: robert.j.cane@citigroup.com

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

                                 SUMITOMO MITSUI BANKING CORPORATION,
                                 as a Bank and as Documentation Agent

                                 By: /s/ Edward McColly
                                     -------------------------------------------
                                     Name: Edward McColly
                                     Title: Vice President & Department Head

                                 277 Park Avenue
                                 6th Floor
                                 New York, NY 10172

                                 Attention: Rohn Laudenschlager
                                 Telephone Number: (212)224-4226
                                 Telecopy Number: (212)224-4384
                                 E-Mail: Rohn_Laudenschlager@smbcgroup.com

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

                                 BARCLAYS BANK PLC, as a Bank

                                 By: /s/ David Barton
                                     -------------------------------------------
                                     Name: David Barton
                                     Title:  Manager

                                 200 Park Ave, 4th Floor
                                 New York, New York 10166

                                 Attention: Jason Yoo
                                 Telephone Number: (212)412-2432
                                 Telecopy Number: (212)412-5038
                                 E-Mail: Jason.Yoo@Barcap.com

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                                 BNP PARIBAS, as a Bank

                                 By: /s/ Rosalie C. Hawley
                                     -------------------------------------------
                                     Name: Rosalie C. Hawley
                                     Title: Director

                                 By: /s/ Gaye Plunkett
                                     -------------------------------------------
                                     Name: Gaye Plunkett
                                     Title: Vice President

                                 209 S. LaSalle Street, Suite 500
                                 Chicago, IL 60604

                                 Attention: Rosalie C. Hawley
                                 Telephone Number: (312) 977-2203
                                 Telecopy Number: (312) 977-1380
                                 E-Mail: rosaliehawley@americas.bnpparibas.com

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

                                 KEY BANK NATIONAL ASSOCIATION, as a Bank

                                 By: /s/ Thomas J. Purcell
                                     -------------------------------------------
                                     Name: Thomas J. Purcell
                                     Title: Senior Vice President

                                 127 Public Square
                                 Mailcode: OH-01-27-0628
                                 Cleveland, OH 44114

                                 Attention: Joshua Mayers
                                 Telephone Number: (216)689-0213
                                 Telecopy Number: (216)689-4654
                                 E-Mail: Joshua_Mayers@KeyBank.com

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

                                 ROYAL BANK OF CANADA, as a Bank

                                 By: /s/ Suzanne Kaicher
                                     -------------------------------------------
                                     Name: Suzanne Kaicher
                                     Title: Attorney-in-Fact

                                 One Liberty Plaza
                                 New York, NY 10006-1404

                                 Attention: Nigel Delph
                                 Telephone Number: (212)428-6249
                                 Telecopy Number: (212)428-2319
                                 E-Mail: Nigel. Delph@rbccm.com

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                                 SUNTRUST BANK, as a Bank

                                 By: /s/ Heidi Khambatta
                                     -------------------------------------------
                                     Name: Heidi Khambatta
                                     Title: Director

                                 303 Peachtree Street
                                 10th Floor, MC 1928
                                 Atlanta, GA 30308

                                 Attention: Heidi Khambatta
                                 Telephone Number: (404)827-6957
                                 Telecopy Number: (404)658-4905
                                 E-Mail: heidi.khambatta@suntrust.com

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                                 COMERICA BANK, as a Bank

                                 By: /s/ Chris Stergiadis
                                     -------------------------------------------
                                     Name: Chris Stergiadis
                                     Title: Assistant Vice President

                                 500 Woodward Avenue, 9th Floor
                                 Detroit, MI 48226

                                 Attention: Chris Stergiadis
                                 Telephone Number: (313)222-9030
                                 Telecopy Number: (313)222-2776
                                 E-Mail: Chris_Stergiadis@comerica.com

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

                                 COMMERZBANK AG, NEW YORK AND
                                 GRAND CAYMAN BRANCHES, as a Bank

                                 By: /s/ Graham Warning
                                     -------------------------------------------
                                     Name: Graham Warning
                                     Title: Assistant Vice President

                                 By: /s/ Al Morrow
                                     -------------------------------------------
                                     Name: Al Morrow
                                     Title: Assistant Vice President

                                 Commerzbank AG
                                 Chicago Branch
                                 20 S. Clark Street, Suite 2700
                                 Chicago, IL 60603

                                 Attention: John Marlatt
                                 Telephone Number: (312)795-1625
                                 Telecopy Number: (312)236-2827
                                 E-Mail: jmarlatt@cbkna.com

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

                                 BANK OF AMERICA, N.A., as a Bank

                                 By: /s/ B. Kenneth Burton, Jr.
                                     -------------------------------------------
                                     Name: B. Kenneth Burton, Jr.
                                     Title: Vice President

                                 1850 Gateway Blvd.
                                 Concord,CA 94520

                                 Attention: Vilma Tang
                                 Telephone Number: (925)675-7336
                                 Telecopy Number: (888)969-9285
                                 E-Mail: Vilma.Tang@bankofamerica.com

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

                                 MERRILL LYNCH BANK USA, as a Bank

                                 By: /s/ Louis Alder
                                     -------------------------------------------
                                     Name: Louis Alder
                                     Title: Director

                                 15 W. South Temple Street, Suite 300
                                 Salt Lake City, UT 84101

                                 Attention: Derek Befus
                                 Telephone Number: (801)526-6814
                                 Telecopy Number: (801)531-7470
                                 E-Mail: Derek_Befus@ml.com

                               SIGNATURE PAGE TO
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

                                 PNC BANK, NATIONAL ASSOCIATION, as a Bank

                                 By: /s/ Thomas A. Majeski
                                     -------------------------------------------
                                     Name: Thomas A. Majeski
                                     Title: Vice President

                                 249 Fifth Avenue
                                 2nd Floor, One PNC Plaza
                                 Pittsburgh, PA 15222

                                 Attention: Thomas A. Majeski
                                 Telephone Number: (412)762-2431
                                 Telecopy Number:  (412)762-6484
                                 E-Mail: thomas.majeski@pnc.com

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

                                 THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                 CHICAGO BRANCH, as a Bank

                                 By: /s/ Shinicho Munechika
                                     -------------------------------------------
                                     Name:Shinicho Munechika
                                     Title: Deputy General Manager

                                 227 West Monroe Street, Suite 2300
                                 Chicago, IL 60606

                                 Attention: Tom Denio
                                 Telephone Number: (312)696-4665
                                 Telecopy Number: (312)696-4535
                                 E-Mail: tdenio@btnna.com

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

                                 WACHOVIA BANK, NATIONAL
                                 ASSOCIATION, as a Bank

                                 By: /s/ Shawn Janko
                                     -------------------------------------------
                                     Name: Shawn Janko
                                     Title: Vice President

                                 191 Peachtree Street NE, GA 8050
                                 Atlanta,GA 30303

                                 Attention: Meisha Wilson
                                 Telephone Number: (404) 332-6508
                                 Telecopy Number: (404) 332-4058
                                 E-Mail: Meisha.Wilson@wachovia.com

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                                 DANSKE BANK A/S, as a Bank

                                 By: /s/ David A. Wagner
                                     -------------------------------------------
                                     Name: David A. Wagner
                                     Title: Assistant Vice President

                                 By: /s/ John A. O'Neill
                                     -------------------------------------------
                                     Name: John A. O'Neill
                                     Title: Assistant General Manager

                                 Danske Bank A/S
                                 New York Branch
                                 299 Park Avenue, 14th Floor
                                 New York, NY 10171-1499

                                 Attention: Peter L. Hargraves/David A. Wagner Telephone Number: (212) 984-8433
                                                   (212) 984-8434
                                 Telecopy Number: 212) 984-9567
                                 E-Mail: HARG@us.danakebank.com
                                         DWA@us.daskebank.com

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

                                 DEXIA BANQUE INTERNATIONALE A
                                 LUXEMBOURG SA, as a Bank

                                 By: /s/ M. Andr'e Poorters
                                     -------------------------------------------
                                     Name: M. Andr'e Poorters
                                     Title: Senior Vice President

                                 By: /s/ M. Marc Schronen
                                     -------------------------------------------
                                     Name: M. Marc Schronen
                                     Title: Vice President

                                 69, route d'Esch
                                 L-2953 LUXEMBOURG

                                 Attention: Marc Schronen
                                 Telephone Number: (00352) 4590 2705
                                 Telecopy Number: (00352)  4590 3444
                                 E-Mail: marc.schronen@dexia-bil.com

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                                 FIFTH THIRD BANK, EASTERN MICHIGAN, as a Bank

                                 By: /s/ Andre A. Nazareth
                                     -------------------------------------------
                                     Name: Andre A. Nazareth
                                     Title: Vice President

                                 1000 Town Center, Suite 1500
                                 Mail Drop: JTWN5F
                                 Southfield, MI 48075

                                 Attention; Andre A. Nazareth
                                 Telephone Number: (248) 603-0535
                                 Telecopy Number. (248) 603-0548
                                 E-Mail: Andre.Nazareth@53.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

                                 MIZUHO CORPORATE BANK, LTD, as a Bank

                                 By: /s/ Greg Botshon
                                     -------------------------------------------
                                     Name: Greg Botshon
                                     Title: Senior Vice President
                                     and Team Leader

                                 1800 Plaza Ten
                                 Jersey City, NJ 07311

                                 Attention: Hyunsook (Sophia)Hwang
                                 Telephone Number: (201) 626-9416
                                 Telecopy Number: (201) 626-9941/2
                                 E-Mail: Hyunsook.Hwang@mizuhocbus.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

                                 NORDEA BANK FINLAND PLC, as a Bank

                                 By: /s/ Gerald E. Chelius
                                     -------------------------------------------
                                     Name: Gerald E. Chelius
                                     Title: Senior Vice President Credit

                                 By: /s/ Henrik M. Steffensen
                                     -------------------------------------------
                                     Name: Henrik M. Steffensen
                                     Title: First Vice President

                                 Nordea Bank Finland Plc
                                 New York Branch
                                 437 Madison Avenue
                                 New York, NY 10022

                                 Attention: Corporate Banking
                                 Telephone Number: (212) 318-9300
                                 Telecopy Number: (212) 318-9318
                                 E-Mail: Henrik.Steffensen@nordea.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

                                 THE BANK OF NEW YORK, as a Bank

                                 By:/s/ Kenneth McDonnell
                                    -------------------------------------------
                                    Name: Kenneth McDonnell
                                    Title: Vice President

                                 1 Wall Street, 21st Floor
                                 New York, NY 10286

                                 Attention: Kenneth McDonnell
                                 Telephone Number: (212) 635-1066
                                 Telecopy Number: (212)  635-7970
                                 E-Mail; KMcDONNELL@BANKOFNY.COM

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

                                 THE NORTHERN TRUST COMPANY, as a Bank

                                 By:/s/ Russell R. Rockenbach
                                    -------------------------------------------
                                     Name: Russell R. Rockenbach
                                     Title: Vice President

                                 50 South LaSalle Street, L-8
                                 Chicago, IL 60657

                                 Attention: Courtney O'Connor
                                 Telephone Number: (312)557-5126
                                 Telecopy Number: (312)444-4906
                                 E-Mail: clo2@ntrs.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

                                 UFJ BANK LIMITED, as a Bank

                                 By: /s/ Stephen C. Small
                                     -------------------------------------------
                                     Name: Stephen C. Small
                                     Title: Senior Vice President

                                 55 East 52nd Street
                                 NewYork, NY 10055

                                 Attention: Stephen C. Small
                                 Telephone Number: (212)339-6201
                                 Telecopy Number: (212) 754-1304
                                 E-Mail: Stephen_Small@ufjbank.co.jp

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

                                 U.S. BANK NATIONAL ASSOCIATION, as a
                                 Bank

                                 By: /s/ Jeff Janza
                                     -------------------------------------------
                                     Name: Jeff Janza
                                     Title: Vice President

                                 777 E. Wisconsin Avenue
                                 Mailcode: MK-WI-TGCB
                                 Milwaukee, WI 53202
                                 National Corporate Banking Division

                                 Attention: Jeff Janza
                                 Telephone Number: (414)765-6999
                                 Telecopy Number: (414)765-4632
                                 E-Mail: jeff.janza@usbank.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

                                 WELLS FARGO BANK, N.A., as a Bank

                                 By: /s/ Charles Reed
                                     -------------------------------------------
                                     Name: Charles Reed
                                     Title: Vice President

                                 By: /s/ Kathleen Savard
                                     -------------------------------------------
                                     Name: Kathleen Savard
                                     Title: Vice President

                                 230 West Monroe, Suite 2900
                                 Chicago, IL 60606

                                 Attention: Melissa Nachman
                                 Telephone Number: (312)553-2353
                                 Telecopy Number: (312)553-4783
                                 E-Mail: mnachman@wellsfargo.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

                                 BANCA DIROMA - CHICAGO BRANCH, as a
                                 Bank

                                 By: /s/ James Semonchik
                                     -------------------------------------------
                                     Name: James Semonchik
                                     Title: Vice President

                                 By: /s/ Enrico Verdoscia
                                     -------------------------------------------
                                     Name: Enrico Verdoscia
                                     Title: Senior Vice President

                                 225 W. Washington, Suite 1200
                                 Chicago, IL 60606

                                 Attention: James Semonchik
                                 Telephone Number: (312)704-2629
                                 Telecopy Number: (312)726-3058
                                 E-Mail: bdrchjs@ameritech.net
                                         bdrchicago@ameritech.net

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

                                 BANCA NAZIONALE DEL LAVORO SPA, NEW
                                 YORK BRANCH, as a Bank

                                 By: /s/ Juan Cortes
                                     -------------------------------------------
                                     Name: Juan Cortes
                                     Title: Relationship Manager

                                 By: /s/ Francesco Di Mario
                                     -------------------------------------------
                                     Name: Francesco Di Mario
                                     Title: Senior Manager

                                 51 West 52nd Street 36th Floor
                                 New York, NY 10019

                                 Attention: Francesco Di Mario
                                 Telephone Number: (212)314-0203
                                 Telecopy Number: (212)765-2978
                                 E-mail : franco.dimario@bnlmail.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

                                 KBC BANK, N.V., as a Bank

                                 By: /s/ Jean Pierre Diew
                                     -------------------------------------------
                                     Name: JEAN PIERRE Diew
                                     Title: First Vice President

                                 By: /s/ Eric Raskin
                                     -------------------------------------------
                                     Name: ERIC RASKIN
                                     Title: VICE PRESIDENT

                                 125 West 55th Street
                                 New York, NY 10019

                                 Attention: William Cavanaugh
                                 Telephone Number: (212)541-0761
                                 Telecopy Number: (212)541-0793
                                 E-Mail: william.cavanaugh@kbc.be

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

                                 SANPAOLA IMI S.P.A., as a Bank

                                 By: /s/ Renato Carducci
                                     -------------------------------------------
                                     Name: Renato Carducci
                                     Title: General Manager

                                 By: /s/ Cathy Lesse
                                     -------------------------------------------
                                     Name: Cathy Lesse
                                     Title: Vice President

                                 245 Park Avenue, 35th Floor
                                 New York, NY 10009

                                 Attention: Robert Wurster
                                 Telephone Number: (212)692-3160
                                 Telecopy Number: (212)692-3178
                                 E-Mail: Robert.Wurster@sanpaoloimi.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

                               COMMITMENT SCHEDULE

                       (5-YEAR REVOLVING CREDIT AGREEMENT)

             Name of Bank                              Commitment
             ------------                            ---------------
Bank One, NA (Main Office Chicago)                   $   197,500,000
Citibank, N.A                                        $   197,500,000
Sumitomo Mitsui Banking Corporation                  $   140,000,000
Barclays Bank PLC                                    $   100,000,000
BNP Paribas                                          $   100,000,000
KeyBank National Association                         $   100,000,000
Royal Bank of Canada                                 $   100,000,000
SunTrust Bank                                        $   100,000,000
Comerica Bank                                        $    80,000,000
Commerzbank AG, New York and Grand Cayman Branches   $    80,000,000
Bank of America, N.A                                 $    65,000,000
Merrill Lynch Bank USA                               $    65,000,000
PNC Bank, National Association                       $    65,000,000
The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch   $    65,000,000
Wachovia Bank, National Association                  $    65,000,000
Danske Bank A/S                                      $    40,000,000
Dexia Banque Internationale a Luxembourg SA          $    40,000,000
Fifth Third Bank, Eastern Michigan                   $    40,000,000
Mizuho Corporate Bank, LTD                           $    40,000,000
Nordea Bank Finland Plc                              $    40,000,000
The Bank of New York                                 $    40,000,000
The Northern Trust Company                           $    40,000,000
UFJ Bank Limited                                     $    40,000,000
U.S. Bank National Association                       $    40,000,000
Wells Fargo Bank, N.A                                $    40,000,000
Banca Di Roma - Chicago Branch                       $    20,000,000
Banca Nazionale del Lavoro SpA, New York Branch      $    20,000,000
KBC Bank, N.V                                        $    20,000,000
SanPaolo IMI S.p.A                                   $    20,000,000
TOTAL COMMITMENTS:                                   $ 2,000,000,000

                                PRICING SCHEDULE

The Applicable Margin shall be as determined by the matrix below (expressed as basis points):

                          Level I   Level II   Level III    Level IV   Level V
                          Status     Status     Status       Status    Status
                          -------   --------   ---------    --------   -------
Facility Fee                8.0        9.0       12.5         15.0      17.5

Letter of Credit Fee       29.5       38.5       50.0         60.0      82.5

Eurocurrency Margin if
the Usage Percentage
is less than or equal
to 50%                     17.0       26.0       37.5         47.5      70.0

Eurocurrency Margin if
the Usage Percentage
is more than 50%           29.5       38.5       50.0         60.0      82.5

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

"LEVEL I STATUS" exists at any date if, on such date, the Company's Moody's Rating is A2 or better or the Company's S&P Rating is A or better.

"LEVEL II STATUS" exists at any date if, on such date, (i) the Company has not qualified for Level I Status and (ii) the Company's Moody's Rating is A3 or better or the Company's S&P Rating is A- or better.

"LEVEL III STATUS" exists at any date if, on such date, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the Company's Moody's Rating is Baa1 or better or the Company's S&P Rating is BBB+ or better.

"LEVEL IV STATUS" exists at any date if, on such date, (i) the Company has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Company's Moody's Rating is Baa2 or better or the Company's S&P rating is BBB or better.

"LEVEL V STATUS" exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

"MOODY'S RATING" means, at any time, the rating issued by Moody's Investors Service, Inc. and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

"S&P RATING" means, at any time, the rating issued by Standard and Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

"STATUS" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

"USAGE PERCENTAGE" means, as of any date of determination, a percentage equal to
(i) the aggregate principal amount of outstanding Loans and L/C Obligations at such time, divided by (ii) the Aggregate Commitment at such time (which, after the Commitments have been terminated shall be based on the aggregate of the Loans and L/C Obligations at such time).

            The credit ratings to be utilized for purposes of this Schedule are the ratings assigned to outstanding senior unsecured long-term debt securities of the Company without third party credit support. Ratings assigned to any obligation of the Company which is secured or which has the benefit of third party credit support shall be disregarded.

            The Applicable Margin shall be determined in accordance with the foregoing table based on the Company's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Company has no Moody's Rating and no S&P Rating, Level V Status shall exist. Notwithstanding the foregoing, if at any time there exists a difference between the Moody's Rating and the S&P Rating, the rating corresponding to the higher of the two ratings shall apply; provided, however, that if the difference is greater than one level, the Status shall be determined based upon the rating one level above the lower of the two ratings.

                                    EXHIBIT A

                                  FORM OF NOTE

                                                              __________,_______
                                                              __________________

            For value received, [MASCO CORPORATION, a Delaware corporation] [MASCO EUROPE S.A.R.L., a company organized as a societe a responsabilite limitee under the laws of the Grand Duchy of Luxembourg, having its registered office at 22, Parc d'activite Syrdall, L-5365 Munsbach and registered with the Luxembourg Register of Commerce and Companies under number B68.104] (the "Borrower"), promises to pay to the order of _____________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in the relevant Syndicated Currency at the relevant office of the Agent and as required under the Credit Agreement referenced below.

            All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

            This note is one of the Notes referred to in the 5-Year Revolving Credit Agreement dated as of November 5, 2004 among the Borrower, [Masco Corporation] [Masco Europe S.a.r.l., a company organized as a societe a responsabilite limitee under the laws of the Grand Duchy of Luxembourg, having its registered office at 22, Parc d'activite Syrdall, L-5365 Munsbach and registered with the Luxembourg Register of Commerce and Companies under number B68.104], the banks party thereto and Bank One, NA (Main Office Chicago), as Agent (as the same may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.

            This note shall be construed in accordance with and governed by the internal laws (including 735 ILCS Section 105/5-1 et seq. but otherwise without regard to the conflicts of law provisions) of the State of Illinois. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                          [MASCO CORPORATION] [MASCO EUROPE
                                          S.A.R.L.]
                                          By ___________________________________
                                          Title ________________________________

                                          [By __________________________________
                                          Title _______________________________]

                         LOANS AND PAYMENTS OF PRINCIPAL

                                           Amount of
           Amount of                       Principal     Maturity      Notation
 Date         Loan        Type of Loan      Repaid         Date        Made By
-----      ---------      ------------     ---------     -------       ---------
--------------------------------------------------------------------------------

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

                                    EXHIBIT B
                                 SWINGLINE NOTE

                                                                 ________, ____
                                                                 _______________

            For value received, [MASCO CORPORATION, a Delaware corporation] [MASCO EUROPE S.A.R.L., a company organized as a societe a responsabilite limitee under the laws of the Grand Duchy of Luxembourg, having its registered office at 22, Parc d'activite Syrdall, L-5365 Munsbach and registered with the Luxembourg Register of Commerce and Companies under number B68.104] (the "Borrower"), promises to pay to the order of Bank One, NA (the "Swingline Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Swingline Loan made by the Swingline Lender to the Borrower pursuant to the Credit Agreement referred to below on the day required under the Credit Agreement referred to below. The Borrower promises to pay interest on the unpaid principal amount of each such Swingline Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in the relevant Agreed Swingline Currency at the relevant office of the Agent and as required under the Credit Agreement referenced below.

            All Swingline Loans made by the Swingline Lender, the respective types and maturities thereof and all repayments of the principal thereof may be recorded by the Swingline Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Swingline Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure of the Swingline Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

            This note is the Swingline Note referred to in the 5-Year Revolving Credit Agreement dated as of November 5, 2004 among the Borrower [Masco Corporation] [Masco Europe S.a.r.l., a company organized as a societe a responsabilite limitee under the laws of the Grand Duchy of Luxembourg, having its registered office at 22, Parc d'activite Syrdall, L-5365 Munsbach and registered with the Luxembourg Register of Commerce and Companies under number B68.104] , the banks party thereto and Bank One, NA (Main Office Chicago), as Agent (as the same may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.

            This note shall be construed in accordance with and governed by the internal laws (including 735 ILCS Section 105/5-1 et seq. but otherwise without regard to the conflicts of law provisions) of the State of Illinois. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                              [MASCO CORPORATION]
                                              [MASCO EUROPE S.A.R.L.]

                                              By _______________________________
                                              Title ____________________________

                                              [By ______________________________
                                              Title ___________________________]

                         LOANS AND PAYMENTS OF PRINCIPAL

                                           Amount of
           Amount of                       Principal     Maturity      Notation
 Date         Loan        Type of Loan      Repaid         Date        Made By
-----      ---------      ------------     ---------     -------       ---------
--------------------------------------------------------------------------------

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

                                   EXHIBIT C-1
                                   OPINION OF
                             COUNSEL FOR THE COMPANY

                                                                 [Closing Date]

To the Banks and the Agent
  Referred to Below
c/o Bank One, NA, as Agent
Bank One Plaza
Chicago, Illinois 60670

Dear Ladies and Gentlemen:

            I am Senior Vice President-General Counsel of Masco Corporation (the "Company") and in that capacity have responsibility for the general legal affairs of the Company, Masco Europe S.a.r.l., a Wholly-Owned Subsidiary of the Company organized as a societe a responsabilite limitee under the laws of the Grand Duchy of Luxembourg, having its registered office at 22, Parc d'activite Syrdall, L-5365 Munsbach and registered with the Luxembourg Register of Commerce and Companies under number B68.104 ("Masco Europe") and the other Subsidiaries of the Company. I am familiar with the 5-Year Revolving Credit Agreement dated as of November 5, 2004 (the "Credit Agreement") among the Company, Masco Europe, the Banks party thereto as lenders, Citibank, N.A., as Syndication Agent, Sumitomo Mitsui Banking Corporation, as Documentation Agent, and Bank One, NA (Main Office Chicago), as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 3.02(B) of the Credit Agreement.

            I, or members of the Company's legal staff, have examined originals or copies, certified or otherwise, identified to my or their satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

            Upon the basis of the foregoing, I am of the opinion that:

            1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses substantially as now conducted.

            2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action of the Company, require no action in respect of the Company by, or filing in respect of the Company with, any governmental body, agency or official (except filings under the Securities Exchange Act of 1934) and do not contravene, or constitute a default under any provision of applicable law or regulation or of the certificate or by-laws of the

Company or of any agreement, judgment, injunction, order, decree or other instrument known to me to be binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries under any such agreement or instrument.

            3. The Credit Agreement constitutes a valid and binding agreement of the Company and Masco Europe and the Notes constitute valid and binding obligations of the Company and Masco Europe, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

            4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which, in my opinion, has resulted in or is likely to result in a Material Adverse Change or which in any manner draws into question the validity of the Credit Agreement or the Notes.

            My opinion in paragraph 3 as it relates to Masco Europe is based solely on the opinion of Linklaters Loesch, Luxembourg counsel of Masco Europe, and is limited, qualified and conditioned as provided therein.

            For the purposes of my opinion in paragraphs 3 as it relates to the Company, I have assumed with your permission that the laws of the State of Illinois are identical to those of the state of Michigan.

            This opinion letter is furnished by me solely for your benefit and the benefit of your successors and assignees and future participants under the Loan Agreement, and it may not be relied upon, quoted from or delivered to any person without my prior written consent other than such successors, assignees and participants. This opinion letter may be disclosed (i) to your legal counsel and the legal counsel of such successors, assignees and participants, (ii) to regulatory authorities having jurisdiction over any of the addressees hereof or their successors and assigns, and (iii) pursuant to valid legal process, in each case without my prior consent.

                                                          Very truly yours,

                                                          John R. Leekley
                                                          Senior Vice President-
                                                          General Counsel

                                   EXHIBIT C-2
                                   OPINION OF
                            COUNSEL FOR MASCO EUROPE

                                                     4 Rue Carlo Hemmer
Avocats                                              P.O. Box 1107
                                                     L-1011 Luxembourg
                                                     Telephone (352) 26 081
                                                     Facsimile (352)26 08 88 88
                                                     Direct Line +352 280861
                                                     Direct Fax +352 2608 8888
                                                     janine.blver@linklaters.com

To the Lenders and the Agent referred to below
c/o Bank One, NA (Main Office Chicago), as
Agent

                                                                 5 November 2004

Dear Sirs,

MASCO EUROPE S.A.R.L. - US $ 2,000,000,000 FIVE YEAR REVOLVING CREDIT AGREEMENT

1     INTRODUCTION

      We have acted as counsel to Masco Europe S.A.R.L. a corporation organized under the laws of the Grand-Duchy of Luxembourg (the "BORROWER") in connection with the 5-Year Revolving Credit Agreement dated 5 November 2004 (the "CREDIT AGREEMENT") among Masco Corporation ("MASCO"), the Borrower, the banks party thereto as lenders (the "LENDERS"), Citibank NA as Syndication Agent, Sumitomo Mitsui Banking Corporation as Documentation Agent, and Bank One, NA (Main Office Chicago) as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 3.02 (B) of the Credit Agreement.

      In this opinion:

      "NOTES" means any promissory notes of the Borrower evidencing the obligations of the Borrower under the Credit Agreement.

2     LUXEMBOURG LAW

      This opinion is limited to Luxembourg law as applied by the Luxembourg courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Luxembourg law. In this opinion, Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the law of other jurisdictions.

3     SCOPE OF INQUIRY

      For the purpose of this opinion, we have examined the following documents:

Linklaters is a partnership under English law. A list of the partners in Linklaters is available on request from the above address

Please refer to www.linklaters.com/regulation for important information on the regulatory position of the firm.

      3.1   A final draft of the Credit Agreement dated 5 November 2004.

      3.2 Certified coordinated Articles of Incorporation of the Borrower dated 18 June 2004 and certified by public notary on 21 July 2004 (the "ARTICLES").

      3.3 An excerpt from the Luxembourg Register of Commerce and Companies concerning the Borrower dated 10 September 2004 (the "EXCERPT").

      3.4 A copy of the resolutions of the managers of the Borrower dated 28 October, 2004 (the "RESOLUTIONS").

      3.5 A certificate signed by Robert B. Rosowski on behalf of the board of managers of the borrower dated 5 November 2004.

4     ASSUMPTIONS

      For the purpose of this opinion, we have made the following assumptions:

      4.1 All copy and draft documents conform to the originals and all originals are genuine and complete.

      4.2 Each signature on the originals is the genuine signature of the individual concerned.

      4.3 The Credit Agreement constitutes valid and binding obligations of the Borrower under the laws of the State of Illinois applicable thereto.

      4.4 The Articles have not been amended and remain in full force and effect without modification.

      4.5   The Excerpt remains in full force and effect without modification.

      4.6 The Resolutions are true records of the proceedings described in them and remain in full force and effect without modification.

      4.7 The Credit Agreement has been or will be duly executed in or substantially in the form of the final draft examined by us.

      4.8 The choice of the laws of Illinois as the governing law of the Credit Agreement has been made in good faith and will be regarded as valid and binding as a matter of such laws, which will be upheld by the courts of Illinois as a matter of the relevant law and all other relevant laws (other than the laws of Luxembourg).

      4.9 The Credit Agreement has the same meaning and effect under the laws of Illinois by which it is expressed to be governed as it would have if it was interpreted under Luxembourg law by a Luxembourg court and there are no provisions of this law which would render this opinion incorrect in any respect.

      4.10 The Borrower has its principal establishment and its centre of main interests in Luxembourg.

      4.11 The Credit Agreement, when signed by all the parties, will be valid, binding and enforceable on each party (other than the Borrower) under the laws of Illinois by which it is expressed to be governed.

5     OPINION

Based on the documents referred to and the assumptions in paragraph 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to us, we are of the following opinion:

      5.1 The Borrower has been duly incorporated and is existing as a "Societe a responsabilite limitee" under the laws of the Grand-Duchy of Luxembourg.

      5.2 The Borrower has the corporate power to enter into the Credit Agreement and to execute the Notes.

      5.3 The execution, delivery and performance by the Borrower of the Credit Agreement and the; Notes have been duly authorised by all necessary corporate action of the Borrower and do not contravene, or constitute a default under any provision of applicable law or regulation or of the Articles of the Borrower.

      5.4 Under Luxembourg law, there are no governmental or regulatory filings, consents; approvals or authorisations required by the Borrower for the entering into of the Credit Agreement or the execution of the Notes.

      5.5 The execution, delivery and performance of the Credit Agreement and the Notes do not violate Luxembourg law.

      5.6 The courts of Luxembourg will recognise and give effect to the jurisdiction clause contained in section 9.10 of the Credit Agreement.

      5.7 Any final civil or commercial judgment rendered by any State or Federal Court of competent jurisdiction located in the State of Illinois in an action to enforce the obligations of the Borrower under the Credit Agreement will be enforceable in Luxembourg subject to Luxembourg ordinary rules on enforcement ("exequatar") of foreign judgments. Pursuant to such rules, an enforceable judgment rendered by any US court based on contract would not directly be enforceable in Luxembourg. However, a party who obtains a judgment in a US court may initiate enforcement proceedings in Luxembourg ("exequatur), by requesting enforcement of the US judgment before the District Court ("Tribunal d'Arrondissement), pursuant to Section 678 of the New Luxembourg Code of Civil Procedure. The District Court will authorize the enforcement in Luxembourg of the US judgment if it is satisfied that the following conditions are met:

                  - the judgment rendered by any State or Federal Court of competent jurisdiction- located in the State of Illinois is enforceable ("executoire") in the State of Illinois respectively;

                  - the jurisdiction of the State or Federal Court of the State of Illinois is founded according to Luxembourg private international law rules and to the applicable domestic US jurisdiction rules;

                  - the State or Federal Court of the State of Illinois has applied to the dispute the substantive law which would have been applied by Luxembourg courts;

                  - the principles of natural justice have been complied with;
                  and

                    - the judgment rendered by any State or Federal Court of competent jurisdiction: located in the State of Illinois does not contravene the Luxembourg international public policy.

            5.8 The courts of Luxembourg will recognise and give effect to the choice of the laws of the State of Illinois as the governing law of the Credit Agreement.

            5.9 No stamp duty or registration or similar tax is payable under Luxembourg law in connection with the parties entering into the Credit Agreement or the Borrower executing the Notes, save that registration may be ordered and a registration fee might become payable if and; when the Credit Agreement were adduced as evidence in a Luxembourg court or submitted to another Luxembourg public authority ("autorite constituteee").

            5.10 It is not necessary under the laws of Luxembourg in order to enable the Agent or the Lenders to enforce their rights under the Credit Agreement or any Notes to which the Borrower is a party against the Borrower that the Agent or the Lenders should be licensed qualified or otherwise entitled to carry on business in Luxembourg. By reason of the execution, delivery and performance of the Credit Agreement and the Notes to which it is a party, neither the Agent nor any Lender will be deemed to be resident, domiciled or carrying out business in Luxembourg or the subject of taxation under the laws of Luxembourg.

            5.11 Neither the Borrower nor any of its properties or assets have any immunity from the jurisdiction of any court or from legal process under the laws of Luxembourg.

            5.12 The Borrower is not required by the existing laws of Luxembourg to make any deduction or withholding from any amount due under the Credit Agreement or the Notes.

6     QUALIFICATIONS

      This opinion is subject to the following qualifications:

      6.1 This opinion is subject to all limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.

      6.2 In Luxembourg, remedies such as specific performance and injunction may not be, available.

      6.3 In Luxembourg, enforcement may be limited by general principles of good faith.

      6.4 Claims may become barred under the statutes of limitation or may be or become subject to defences of set-off and counterclaim.

      6.5 Where obligations are to be performed in a jurisdiction outside Luxembourg, they may not be enforceable in Luxembourg to the extent that performance would be illegal under the laws of that other jurisdiction.

      6.6 Any obligation to pay a sum of money in a currency other than the euro will be enforceable in Luxembourg in terms of euro only. Monetary judgments may be expressed in a foreign currency or its euro equivalent at the time of judgment or payment.

      6.7 Obligations to make payments that may be regarded as penalties might not be enforceable under Luxembourg law.

      6.8 The admissibility in evidence of the Credit Agreement and/or the Notes before a Luxembourg court or another Luxembourg public authority ("autorite constitute") may require a complete or partial translation of such document into French or German.

      6.9 Contractual provisions allowing the service of process against the Borrower could not prevent a Luxembourg court from holding as valid the service of process against the Borrower in accordance with applicable laws at the registered office of the Borrower.


      6.10 Luxembourg courts will not necessarily award costs and disbursements in litigation in accordance with contractual provisions in this regard.

      6.11 A certificate, determination, calculation or designation of any party to the Credit Agreement as to any matter provided therein might be held by a Luxembourg court not to be conclusive, final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error.

      6.12 Any term of the Credit Agreement may be amended orally or conduct by the parties thereto, notwithstanding any provision to the contrary contained therein.

      6.13 We reserve our opinion as to the extent to which a Luxembourg court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express contractual provisions in this regard.

      6.14 Our opinion that the Borrower is existing is based on the Excerpt. It should be noted that a search in such Register is not capable of revealing conclusively whether or not a winding up petition has been presented because notice of a winding up order or a winding up resolution passed may not be filed immediately with the Register of Commerce and Companies.

      6.15 We have not been instructed to review any tax matters (other than those matters expressly mentioned in this opinion) and any reference to Luxembourg law herein shall exclude the laws relating to such matters.

      6.16 We express no opinion as to the accuracy of any warranties and representations given or made by the Borrower (expressly or impliedly), save and insofar as the matters warranted are the subject matter of specific opinions in this letter.

7     RELIANCE

      This opinion is solely for your benefit and the benefit of the Lenders and solely for the purpose of the execution and performance of the Credit Agreement and/or the Notes. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else with the exception of the prospective successors and assignees of the Lenders or for any other purpose or quoted or referred to in any public document or filed with anyone without our written consent; provided, that notwithstanding anything in this opinion letter to the contrary, (a) the Borrower and Masco may refer to and file a copy of this opinion as required by applicable securities laws and (b) you may disclose this opinion

      (i) to regulatory authorities having jurisdiction over any of the addressees hereof or their successors and assignees, and (ii) pursuant to valid legal process, in each case without our prior consent.

                                Yours faithfully

                                Linklaters Loesch

                                       by

                                  Janine BIVER

                                   EXHIBIT C-3
                                   OPINION OF
                         SIDLEY AUSTIN BROWN & WOOD LLP

                                    Attached

                         SIDLEY AUSTIN BROWN & WOOD LLP

       BEIJING                BANK ONE PLAZA                   LOS ANGELES
       BRUSSELS           10 S. DEARBORN STREET                  NEW YORK
       CHICAGO           CHICAGO, ILLINOIS 60603              SAN FRANCISCO
        DALLAS           TELEPHONE 312 853 7000                  SHANGHAI
        GENEVA            FACSIMILE 312 853 7036                SINGAPORE
      HONG KONG                                                   TOKYO
        LONDON            www.sidley.com  SINGAPORE          WASHINGTON, D.C.
                            FOUNDED 1866 TOKYO


WRITER'S DIRECT NUMBER                                   WRITER'S E-MAIL ADDRESS

                                November 5, 2004

To each of the Banks party to the
Credit Agreement referred to below
and to Bank One, NA (Main Office Chicago), as Agent

            Re: Masco Corporation and Masco Europe S.a.r.I.
            Ladies and Gentlemen:

            We have acted as special Illinois counsel to Bank One, NA (Main Office Chicago), as Administrative Agent, in connection with that certain 5-Year Revolving Credit Agreement, dated as of November 5, 2004 (the "Credit Agreement"), among Masco Corporation, a Delaware corporation, (the "Company"), Masco Europe S.a.r.I., a company organized as a societe a responsabilite limitee under the laws of the Grand Duchy of Luxembourg, having its registered office at 22, Parc d'activite Syrdall, L-5365 Munsbach and registered with the Luxembourg Register of Commerce and Companies under number B68.104 ("Masco Europe", and together with the Company, the "Borrowers"), the banks party thereto as lenders (the "Banks") and Bank One, NA (Main Office Chicago), as agent for the Banks (the "Agent"). Capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement.

            In connection with this opinion letter, we have examined originals or copies, certified or otherwise, of the following documents, each dated as of the date hereof:

            (a)   the Credit Agreement; and

            (b) the promissory notes dated November 5, 2004 executed by the Company and the promissory notes dated November 5, 2004 executed by Masco Europe in favor of (i) Citibank, N.A., (ii) Sumitomo Mitsui Banking Corporation, (iii) BNP Paribas, (iv) KeyBank National Association, (v) Royal Bank of Canada, (vi) SunTrust Bank, (vii) Commerzbank AG, New York and Grand Cayman Branches, (vi) Bank of America, N.A., (viii) PNC Bank, National Association, (ix) Dexia Banque International a Luxembourg SA, (x) Firth Third Bank, Eastern Michigan, (xi) The Northern Trust Company, (xii) U.S. Bank National Association, (xiii) Wells Fargo Bank, N.A., and (xiv) KBC Bank, N.V.

SIDLEY AUSTIN BROWN & WOOD LLP IS AN ILLINOIS LIABILITY LLABLITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHR SIDLEY AUSTIN BROWN WOOD PARTNERSHIP

SIDLEY AUSTIN BROWN & WOOD LLP                                           CHICAGO

November 5, 2004
Page 2

            The documents described in items (a) and (b) above are referred to hereinafter as the "Loan Documents." In our examination of the Loan Documents, we have assumed the authenticity of all such documents submitted to us as originals, the conformity to authentic originals of all such documents submitted to us as copies, the genuineness of all signatures, the due authorization, execution and delivery by each of the parties executing such documents and such other legal and factual assumptions as are described in this opinion letter.

            In rendering the opinions set forth herein, we have assumed that:

            (i) each party to the Loan Documents is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation and each such party has the requisite corporate, banking or other applicable power to enter into the Loan Documents; and the execution and delivery of each of the Loan Documents have been duly authorized by all necessary corporate, banking or other applicable action and proceedings (including shareholder action and proceedings) on the part of such party;

            (ii) the execution, delivery and performance of the Loan Documents by each party to the Loan Documents do not require any action or approval by any governmental agency or private party except for those which have been taken or obtained, do not violate any provision of law applicable to such party, and do not conflict with, result in a breach of or constitute a default under the certificate of incorporation, charter or other organizational document, code of regulations or by-laws (or any analogous governing document) of such party or any indenture, agreement, or other instrument to which such party is a party or by which such party is bound;

            (iii) each party to the Loan Documents has duly executed and delivered each of the Loan Documents; and

            (iv) the Credit Agreement constitutes the valid and binding obligation of each party thereto (other than the Borrowers), enforceable against such parties in accordance with its terms.

            Based upon the foregoing assumptions and examination of documents and upon such investigation as we have deemed necessary, and subject to the qualifications set forth in subparagraphs (a) through (e) below, we are of the opinion as of the date hereof that the Loan Documents are enforceable against the Borrowers in accordance with their respective terms.

            Our opinion is expressly qualified as follows:

            (a) Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting creditors' rights generally and to the effect of general equitable principles (whether considered in a proceeding in equity or at law). In applying such principles, a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial or

SIDLEY AUSTIN BROWN & WOOD LLP                                           CHICAGO

November 5, 2004
Page 3

for non-credit reasons or might decline to order a debtor to perform covenants. Such principles applied by a court might include a requirement that a creditor act with reasonableness and in good faith. In addition, a court may refuse to enforce a provision of a Loan Document if it deems such provision to violate public policy, including any provision indemnifying a party against liability for its own wrongful or negligent acts.

            (b) Certain provisions of the Loan Documents may be unenforceable in whole or in part under the laws of the State of Illinois, but the inclusion of such provisions does not affect the validity of the Loan Documents taken as a whole; provided, however, that the unenforceability of remedial provisions may result in delays in the enforcement of the Agent's rights and remedies under the Loan Documents (and we express no opinion as to the economic consequences, if any, of such delays). Except as set forth in subparagraph (a) above, the Loan Documents taken as a whole contain adequate provisions for enforcing payment of the obligations of the Borrowers thereunder.

            (c) We render no opinion with respect to the enforceability of the last two sentences of Section 9.06.(B)(i) and all of Section 9.06(B)(ii) of the Credit Agreement.

            (d) Our opinions expressed are limited to the law of the State of Illinois, and we do not express any opinion herein concerning any other laws.

            (e) We express no opinion as to the effect of the compliance or noncompliance by the Agent or any of the Banks with any federal or state laws or regulations applicable to the Agent or any of the Banks because of any such entity's legal or regulatory status or the nature of such entity's business or requiring the Agent or any of the Banks to qualify to conduct business in any jurisdiction.

SIDLEY AUSTIN BROWN & WOOD LLP                                           CHICAGO

November 5, 2004
Page 4

            The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit and for the benefit of your respective successors, assigns and participants in connection with the transactions contemplated in the Credit Agreement and, except as set forth above, may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without our express prior written consent, except that you may furnish copies thereof (1) to any party that becomes a Bank after the date hereof pursuant to the Credit Agreement and to a prospective assignee of or participant in the Loans, (2) to your independent auditors and attorneys, (3) upon the request of any state or federal authority or official having regulatory jurisdiction over you, and (4) pursuant to order or legal process of any court or governmental agency or in any legal proceedings involving the Credit Agreement or this opinion letter. We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above. The opinions expressed above are based solely on factual matters in existence as of the date hereof and laws and regulations in effect on the date hereof. We assume no obligation to revise or supplement this opinion letter should such factual matters change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise.

                                             Very truly yours,

`
                                    EXHIBIT D
                            ASSIGNMENT AND ASSUMPTION

            This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

            For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:      ________________________

2.    Assignee:      ________________________

                     [and is an affiliate/Approved Fund of identify Bank](1)]

----------
(1) Select as applicable

3. Borrowers:                        Masco Corporation and Masco Europe S.a.r.l.

4. Agent:                            Bank One, NA (Main Office Chicago), as the
                                     administrative agent under the Credit
                                     Agreement

5. Credit Agreement:                 The $2,000,000,000 5-Year Revolving Credit
                                     Agreement dated as of November 5, 2004
                                     among Masco Corporation and Masco Europe
                                     S.a.r.l., a company organized as a societe a responsabilite limitee under the laws of the Grand Duchy of Luxembourg, having its registered office at 22, Parc d'activite
                                     Syrdall, L-5365 Munsbach and registered
                                     with the Luxembourg Register of Commerce and Companies under number B68.104, as the Borrowers, the Banks parties thereto, Bank
                                     One, NA (Main Office Chicago), as Agent, and the other agents parties thereto

6. Assigned Interest:

                 Aggregate Amount of       Amount of     Percentage Assigned
Facility     Commitment/Loans for all     Commitment/            of
Assigned(2)           Banks             Loans Assigned   Commitment/Loans(3)
-----------  ------------------------   --------------   -------------------
             $                          $                        %
             $                          $                        %
             $                          $                        %

Effective Date: _____________ ___, 20___[TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                                             ASSIGNOR

                                                             [NAME OF ASSIGNOR]

----------
(2) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. Commitment," "L/C Interests," "Swingline Loans")

(3) Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder.

                                                    By: _______________________
                                                        Title:

                                                    ASSIGNEE

                                                    [NAME OF ASSIGNEE]

                                                    By: ________________________
                                                        Title:

Consented to and Accepted:

BANK ONE, NA (MAIN OFFICE
CHICAGO), as Agent

By: _______________________________
    Title:

Consented to:

BANK ONE, NA (MAIN OFFICE
CHICAGO), as Swingline Lender

By: _______________________________
    Title:

Consented to:

BANK ONE, NA (MAIN OFFICE
CHICAGO), as Issuing Bank

By: _______________________________
    Title:

[Consented to:](4)

[NAME OF COMPANY]

By: _______________________________
    Title:

----------
(4) To be added only if the consent of the Company is required by the terms of the Credit Agreement.

                                                                         ANNEX I

                        5-YEAR REVOLVING CREDIT AGREEMENT

                        STANDARD TERMS AND CONDITIONS FOR

                            ASSIGNMENT AND ASSUMPTION

            1. Representations and Warranties.

            1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any Notes, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, Notes or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or Notes or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement or Notes.

            1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Bank, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Bank, and (v) if it is a Bank not incorporated under the laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or Notes, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and Notes are required to be performed by it as a Bank.

            2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

            3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the internal laws (including 735 ILCS Section 105/5-1 et seq. but otherwise without regard to the conflicts of law provisions) of the State of Illinois.

                                    EXHIBIT E
                               NOTICE OF BORROWING

                                     [Date]

To each Bank party to the referenced
Credit Agreement
c/o Bank One, NA (Main Office Chicago),
as Administrative Agent for the Banks
Mail Code IL1-0429
131 S. Dearborn St.
Chicago, IL  60670-0429
Attention:     _________________________(for Borrowings in Dollars)
               _________________________(for Borrowings in euro)

            The Borrower (as hereinafter named), hereby requests a Borrowing pursuant to Section 2.01(A) of the 5-Year Revolving Credit Agreement, dated as of November 5, 2004, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), by and among Masco Corporation, a Delaware corporation, Masco Europe S.a.r.l., a wholly-owned subsidiary of Masco Corporation organized as a societe a responsabilite limitee under the laws of the Grand Duchy of Luxembourg, having its registered office at 22, Parc d'activite Syrdall, L-5365 Munsbach and registered with the Luxembourg Register of Commerce and Companies under number B68.104, the Banks party thereto, Citibank, N.A., as Syndication Agent, Sumitomo Mitsui Banking Corporation, as Documentation Agent, and Bank One, NA (Main Office Chicago), as Administrative Agent (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Such Borrowing shall be evidenced by the Borrower's Note, as applicable.

    (i)    Borrower's Name:_____________________________________________________

    (ii) [The Borrowing is in Dollars in the amount of:______________________] [The Borrowing is in euro in the amount of: ________________________]

           Existing Loan amount: _______________________________________________
           Repayment:___________________________________________________________
           Continuation of Eurocurrency Loan (Interest Period ending:__________)

           Increased amount: ___________________________________________________
           Total Loan amount:___________________________________________________
    (iii)  The Borrowing is to be funded on: ___________________________________

    (iv) The Loans comprising such Borrowing shall be made as [Floating Rate] [Eurocurrency] Loans.

    (v)    In the case of a Eurocurrency Borrowing, the Interest Period shall be

           _____________________________________________________________________

                 _____________________________________________
                 _____________________________________________

                       ___________________________________
                      [___________________________________]
                                   as Borrower

                                   EXHIBIT E-1
                            NOTICE OF SWINGLINE LOAN

                                     [Date]

Bank One, NA (Main Office Chicago), as Swingline Lender
Mail Code IL1-0429
131 S. Dearborn St.
Chicago, IL 60670-0429
Attention: ________________________(for a Swingline Loan in Dollars)
           ________________________(for a Swingline Loan in an Agreed Swingline
                                   Currency other than Dollars)

            The Borrower (as hereinafter named), hereby requests a Swingline Loan pursuant to Section 2.01(B) of the 5-Year Revolving Credit Agreement, dated as of November 5, 2004, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), by and among Masco Corporation, a Delaware corporation, Masco Europe S.a.r.l., a wholly-owned subsidiary of Masco Corporation organized as a societe a responsabilite limitee under the laws of the Grand Duchy of Luxembourg, having its registered office at 22, Parc d'activite Syrdall, L-5365 Munsbach and registered with the Luxembourg Register of Commerce and Companies under number B68.104, the Banks party thereto, Citibank, N.A., as Syndication Agent, Sumitomo Mitsui Banking Corporation, as Documentation Agent, and Bank One, NA, as Administrative Agent (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Such Borrowing shall be evidenced by the Borrower's Swingline Note.

      (i)   Borrower's Name: ___________________________________________________

      (ii)  [The Swingline Loan is in Dollars in the amount of: _______________]

            [The Swingline Loan is in [insert desired Agreed Swingline Currency] in the amount of: ________________________________________________].

      (iii) The Swingline Loan is to be funded on: _____________________________

      (iv) In the case of a Swingline Loan in an Agreed Swingline Currency other than Dollars, the agreed Interest Period shall be ____________

      (iv)  and the agreed upon interest rate shall be ________________________.

                      ___________________________________
                     [___________________________________]
                                  as Borrower

                                    EXHIBIT F
                               FORM OF L/C REQUEST

                                     [Date]

Bank One, NA (Main Office Chicago), as Agent
Mail Code IL1-0429
131 S. Dearborn St.
Chicago, IL  60670-0429
Attention:  Andrew Strait

with a copy to:

[If Issuing Bank is Bank One, NA:
300 S. Riverside Plaza
7th Floor, Mail Code IL1-0236
Attention:  Standby Letter of Credit Unit
Chicago, IL  60606-0236]

[If Issuing Bank is not Bank One, NA:
[Name and address of such Issuing Bank]]

            The Borrower (as hereinafter named), hereby requests a that Letter of Credit be issued having the characteristics set forth on Schedule I attached hereto and made a part hereof pursuant to Section 2.17(C) of the 5-Year Revolving Credit Agreement, dated as of November 5, 2004, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), by and among Masco Corporation, a Delaware corporation, Masco Europe S.a.r.l., a wholly-owned subsidiary of Masco Corporation organized as a societe a responsabilite limitee under the laws of the Grand Duchy of Luxembourg, having its registered office at 22, Parc d'activite Syrdall, L-5365 Munsbach and registered with the Luxembourg Register of Commerce and Companies under number B68.104, the Banks party thereto, Citibank, N.A., as Syndication Agent, Sumitomo Mitsui Banking Corporation, as Documentation Agent, and Bank One, NA (Main Office Chicago), as Administrative Agent (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

            The Borrower has previously provided or herewith provides to the Issuing Bank resolutions and specimen signatures in a form acceptable to the Borrower and the Issuing Bank and attached hereto as Schedule II.

                      ___________________________________
                     [___________________________________]
                                  as Borrower

                            Schedule I to L/C Request

                                   Application

To:     [INSERT NAME OF ISSUING BANK] and/or its subsidiaries and/or
        affiliates.                                                        Date:

Please issue an Irrevocable Standby Letter of Credit as set forth below and forward same directly to the Beneficiary as indicated below.

Transmit by:

[ ] Courier  [ ] Mail  [ ] Full  [ ] Telex/SWIFT  [ ] Other (specify in detail):

Advising Bank (Name and Address):                             Account Party/Applicant(s) (Name and Address):
(Issuer use only unless Applicant designates advising bank)

                                                               Phone No. (_____) _____ Fax No. (_____)

To Beneficiary (Name and Address):                             Amount (Numeric)
                                                               ______________________________________________
                                                               (Amount Written)
                                                               ______________________________________________
                                                               [ ] +/-____%
                                                               ______________________________________________
                                                               Expiry Date:
                                                               At the counters of the Nominated/Issuing Bank

Available against Beneficiary's draft(s) at sight drawn on Issuer and accompanied by the following document(s).

[ ]  Beneficiary's signed and dated statement stating that:

[ ] Automatically renewable for______months OR for _____days with a final expiration date of

[ ] Copy(ies) of Beneficiary's commercial invoice(s) marked "unpaid":

[ ] Other:

[ ] Special Conditions:

   Complete only when the Beneficiary's bank or correspondent is to issue its guarantee or undertaking based on the issued Standby Letter of Credit.

[ ]  Request Beneficiary's bank to issue and deliver their
        (Specify type of bid or performance bond, guarantee, undertaking, or other)

[ ]  In favor of : Name(s) & Attention

                    Address/Street

                    Address/City

                    State ________   Country

                      Telephone (_____) Fax Number (______)

For an amount not exceeding that specified above, effective immediately and expiring at their office on _____ .
                                 (At least 30 days prior to Expiry Date above)

covering _________.
         (Specify number or bid or performance bond, etc.)

Drawings (Check where applicable): [ ] Partial drawings prohibited [ ] Multiple drawings prohibited [ ]Tele-facsimile drawings permitted

Charges: (UNLESS SPECIFIED, ALL CHARGES WILL BE FOR APPLICANT'S ACCOUNT) All banking charges other than the Issuer's are for [ ] Beneficiary [ ] Applicant.

Please include a brief description as to the purpose of the Standby Letter of Credit:______.

Applicant represents and warrants to Issuer that applicant is (choose one) A corporation organized under the laws of the State of __________; A ________, organized under the laws of _______; or an individual residing at _______.

PLEASE ISSUE LETTER OF CREDIT SUBJECT TO (CHECK ONE)[ ] ISP98 OR [ ] UCP 500. IF NO SELECTION IS MADE, THE LETTER OF CREDIT SHALL BE SUBJECT TO THE UCP 500.

We hereby authorize you to issue this Letter of Credit with such variations from the above terms as you may, in your discretion, determine are necessary and are not materially inconsistent with this Application, provided that any such changes are reasonably acceptable to us. The opening of this Letter of Credit and the Applicant's responsibilities with respect thereto are subject to ISP98 or UCP 500 as indicated above and the terms and conditions set forth in this Application and the 5-Year Revolving Credit Agreement dated as of November 5, 2004 among Masco Corporation, Masco Europe S.a.r.l., a company organized as a societe a responsabilite limitee under the laws of the Grand Duchy of Luxembourg, having its registered office at 22, Parc d'activite Syrdall, L-5365 Munsbach and registered with the Luxembourg Register of Commerce and Companies under number B68.104, the financial institutions from time to time parties thereto, Citibank, N.A., as syndication agent, Sumitomo Mitsui Banking Corporation, as documentation agent and Bank One, NA (Main Office Chicago), as administrative agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). By signing this Application at the place provided, the Applicant confirms its agreement to the terms and conditions of the Credit Agreement and hereby confirms the applicability of the Credit Agreement to this Application and the Letter of Credit.

        ANY AND ALL ATTACHMENTS FORM AN INTEGRAL PART OF THIS APPLICATION

                  PLEASE [ ] CHECK IF ATTACHMENTS ARE INCLUDED

                           Schedule II to L/C Request

                      RESOLUTIONS AND SPECIMEN SIGNATURES

                               [To be attached.]

                                    EXHIBIT G
                        FORM OF COMMITMENT AND ACCEPTANCE

                              Dated [_______________]

      Reference is made to that certain Credit Agreement, dated as of November 5, 2004, among MASCO CORPORATION and MASCO EUROPE S.A.R.L., a company organized as a societe a responsabilite limitee under the laws of the Grand Duchy of Luxembourg, having its registered office at 22, Parc d'activite Syrdall, L-5365 Munsbach and registered with the Luxembourg Register of Commerce and Companies under number B68.104, as borrowers, the BANKS party hereto as lenders, CITIBANK, N.A., as Syndication Agent, SUMITOMO MITSUI BANKING CORPORATION, as Documentation Agent, and BANK ONE, NA (Main Office Chicago), as administrative agent (the "AGENT") (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

      Pursuant to Section 2.18 of the Credit Agreement, the Company has requested an increase in the Aggregate Commitment from $______________ to $_____________. Such increase in the Aggregate Commitment is to become effective on the date (the "EFFECTIVE DATE") which is the later of (i) _________, ____ and
(ii) the date on which the conditions precedent set forth in Section 2.18(C) in respect of such increase have been satisfied. In connection with such requested increase in the Aggregate Commitment, the Company, the Agent and _________________ (the "ACCEPTING BANK") hereby agree as follows:

      1. Effective as of the Effective Date, [the Accepting Bank shall become a party to the Credit Agreement as a Bank and shall have all of the rights and obligations of a Bank thereunder and shall thereupon have a Commitment under and for purposes of the Credit Agreement in a Dollar Amount equal to the] [the Commitment of the Accepting Bank under the Credit Agreement shall be increased from $_________ to the] Dollar Amount set forth opposite the Accepting Bank's name on the signature page hereof.

      [2. The Accepting Bank hereby (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Commitment and Acceptance and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire an interest thereunder and become a Bank, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of its interest thereunder, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment and Acceptance and to purchase the an interest under the Credit Agreement on the basis of which it has made such analysis and decision independently and without reliance on the

Agent or any other Bank, and (v) if it is a Bank not incorporated under the laws of the United States of America or a state thereof, attached to the Commitment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Accepting Bank; and (b) agrees that (i) it will, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or Notes, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and Notes are required to be performed by it as a Bank] (5)

      [3.] The Company hereby represents and warrants that as of the date hereof and as of the Effective Date, (a) all representations and warranties of the Company contained in Article IV of the Credit Agreement shall be true and correct in all material respects as though made on such date (unless such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date; and (b) no event shall have occurred and then be continuing which constitutes a Default or an Event of Default.

      [4.] THIS COMMITMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

      [5.] This Commitment and Acceptance Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

----------
(5)   To be included only in a Commitment and Acceptance for a Proposed New
      Bank.

      IN WITNESS WHEREOF, the parties hereto have caused this Commitment and Acceptance Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     MASCO CORPORATION, as a Borrower

                                     By: _______________________________________
                                     Title: ____________________________________

                                     MASCO EUROPE S.A.R.L., as a Borrower

                                     By: _______________________________________
                                     Title: ____________________________________

                                     By: _______________________________________
                                     Title: ____________________________________

Consented to and Accepted:
BANK ONE, NA (MAIN OFFICE CHICAGO), as Agent

By: _________________________________________
Title: ______________________________________

Consented to:
BANK ONE, NA (MAIN OFFICE CHICAGO), as Swingline Lender

By: _________________________________________
Title: ______________________________________

BANK ONE, NA (MAIN OFFICE CHICAGO), as Issuing Bank

By: _________________________________________
Title: ______________________________________

COMMITMENT                                     ACCEPTING BANK

$                                              [BANK]

                                               By: _____________________________
                                               Title: __________________________

                                       2